UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP. _________________________________________________________________________
(Name of Registrant as Specified In Its Charter) _________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

MAY 24, 2010 ANNUAL MEETING
YOUR VOTE IS IMPORTANT

April 12, 2010

Dear Fellow Shareholder:

On behalf of your Board of Directors, we cordially invite you to attend the 2010 Annual Meeting of Shareholders of Central Pacific Financial Corp.  The Annual Meeting will be held on May 24, 2010, at 9:00 a.m., Hawaii time, in Room 1110 of the Central Pacific Plaza building, 220 South King, Honolulu, Hawaii.  Your Board and management look forward to greeting those shareholders able to attend the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe matters to be acted upon at the Annual Meeting.  Please give these materials your prompt attention.  Then, we ask that you sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope, or use telephone or internet voting, to ensure that your shares are represented and voted at the meeting.  Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.  Your vote is important, so please act at your earliest convenience.

We appreciate your continued interest in Central Pacific Financial Corp. and are confident that, as in the past, you will continue to vote your shares.

Sincerely,

/s/ John C. Dean
John C. Dean Acting Executive Chairman

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2010

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws (as amended) and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held in Room 1110 of the Central Pacific Plaza building, 220 South King Street, Honolulu, Hawaii, on May 24, 2010, at 9:00 a.m., Hawaii time, for the purpose of considering and voting upon the following matters:

(i)
Election of Directors.  To elect four (4) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

(ii)
Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

(iii)	Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers.

(iv)
Amendment to Restated Articles of Incorporation to Effect a Reverse Stock Split of Common Stock. To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to April 30, 2011, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”).

(v)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those shareholders of record at the close of business on March 19, 2010 shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS IMPORTANT.  SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON.  YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.  SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors,

/s/ Glenn K.C. Ching
GLENN K. C. CHING
Senior Vice President and Corporate Secretary
Dated: April 12, 2010

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 24, 2010
________________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held in Room 1110 of the Central Pacific Plaza building, 220 South King Street, Honolulu, Hawaii, on May 24, 2010, 9:00 a.m., Hawaii time, and at any and all adjournments thereof.  The approximate date on which this Proxy Statement and accompanying Notice and form of proxy are first being mailed to shareholders is April 12, 2010.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

(i)	Election of Directors.To elect four (4) persons to the Board for a term of one (1) year and to serve until their successors are elected and qualified.

(ii)
Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

(iii)	Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers.

(iv)
Amendment to Restated Articles of Incorporation to Effect a Reverse Stock Split of Common Stock. To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to April 30, 2011, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”).

(v)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Record Date, Outstanding Securities and Voting Rights

The Board fixed the close of business on March 19, 2010 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company's Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting.  There were 30,370,421 shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately 4,064 holders of record.

Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Quorum

The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member.  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain “routine” items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner.  NYSE rules permit member brokers that do not receive instructions from their customers to vote on proposal number (ii) and (iv), discussed above in their discretion.  NYSE member brokers will not be permitted to vote on proposal numbers (i), (iii) and (v) unless they receive instructions from their customers.

Vote Required to Approve the Proposals

The following chart sets forth the required vote to approve each matter to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.

Item/Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Item 1 - Election of Directors	Affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote.	•“Withhold” votes will have the effect of a vote AGAINST the election of directors. •Broker non-votes will have no effect on the voting for the election of directors.

Item 2 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010	Affirmative vote of a majority of the shares of common stock cast on the matter.	•Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Item 3 - Proposal Relating to an Advisory (Non-Binding) Vote on Executive Compensation	Affirmative vote of a majority of the shares of common stock cast on the matter.	•Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Item 4 - Approval of Amendment to Restated Articles of Incorporation to Effect a Reverse Stock Split of Common Stock	Affirmative vote of a majority of the outstanding shares of common stock on the record date.	•Abstentions and broker non-votes will have the effect of a vote AGAINST approval.

Additional information regarding each of these items (also referred to as proposals) is provided in the section titled DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS (for Items/Proposals 1 through 4 above).

The following is the Board’s recommendation with respect to each of the items to be considered and voted upon at the Meeting:

Item 1 - The Board recommends a vote “FOR” the election of all nominees as directors.

Item 2 - The Board recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Item 3 - The Board recommends a vote “FOR” the compensation of the Company’s executive officers.

Item 4 - The Board recommends a vote “FOR” the proposal to amend the Company’s Restated Articles of Incorporation to effect a reverse stock split of the outstanding Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting.  If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting

Voting by Mail.  Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

Voting by Telephone or the Internet.  Voting by telephone or the Internet is fast and convenient and your vote is immediately confirmed and tabulated.  If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card.  The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card.  These procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.  If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if telephone or Internet voting is available.  If your bank or broker does make telephone or Internet voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

If you vote by telephone or the Internet, you should not return your proxy card.

Revocability of Proxies

Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date.  A proxy may also be revoked by attending the Meeting and voting in person at the Meeting.  Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy.  If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.

Solicitation of Proxies

This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting.  It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners.  The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $11,000, plus reimbursement of expenses.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2010.

The Company's Proxy Statement and Form 10-K Annual Report for the fiscal year ended December 31, 2009 are available free of charge at http://www.centralpacificbank.com/2010proxy.

In addition, the Company will provide without charge upon the written request of any shareholder a copy of the Company’s annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended 2009.  Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811.

The Company will also deliver promptly upon written or oral request a separate copy of the Company's annual report on Form 10-K and the Company's Proxy Statement, to any shareholder who shares an address with other shareholders and where only one set of materials were sent to that address to be shared by all shareholders at that address.

Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the Record Date, the following were the only persons known to management of the Company to beneficially own more than 5% of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,723,892 (1)	5.68%

(1)	According to a Schedule 13G filed on January 29, 2010, BlackRock, Inc. has sole voting power over 1,723,892 shares and sole dispositive power over 1,723,892 shares.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, and the Named Executive Officers (as defined under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS,” subheading “COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on March 15, 2010.  Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Directors and Nominees
Richard J. Blangiardi	11,223 (3)	*
Christine H. H. Camp	18,942 (4)	*
Earl E. Fry	29,186 (5)	*
B. Jeannie Hedberg	13,773 (6)	*
Dennis I. Hirota	45,082 (7)	*
Paul J. Kosasa	49,226 (8)	*
Colbert M. Matsumoto	41,331 (9)	*
Ronald K. Migita	335,676 (10)	1.1%
Crystal K. Rose	24,689 (11)	*
Mike K. Sayama	26,101 (12)	*
Maurice H. Yamasato	37,975 (13)	*
Dwight L. Yoshimura	30,569 (14)	*

Named Executive Officers(15)
Blenn A. Fujimoto	47,602 (16)	*
Dean K. Hirata	46,110 (17)	*
Denis K. Isono	29,904 (18)	*
Mary A. Weisman	2,000 (19)	*
All Directors and Executive Officers as a Group (16 persons)	789,389	2.6%

(*)	Less than one percent (1%).

(1)
Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed. The numbers shown include the shares actually owned as of March 15, 2010 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within sixty (60) days of March 15, 2010.

(2)
In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within sixty (60) days after March 15, 2010 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)
6,922 shares of Common Stock are directly held by Mr. Blangiardi with full voting power.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(4)
5,908 shares of Common Stock are directly held by Ms. Camp with full voting power.  2,265 shares of Common Stock are held in her Simplified Employee Pension Plan Individual Retirement Account.  6,468 shares of Common Stock are held in her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  4,301 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(5)
5,007 shares of Common Stock are directly held by Mr. Fry with full voting and investment power.  5,000 shares of Common Stock are held in the Fry Family Trust.  14,878 shares of Common Stock are held in the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(6)
6,150 shares of Common Stock are directly held by Ms. Hedberg with full voting power.   125 shares of Common Stock are held as a custodian for her grandson.  1,000 shares of Common Stock are held in a 401-K Retirement Savings Plan.  1,247 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  750 shares of Common Stock are held in her trust.  200 shares are held in her daughter’s Individual Retirement Account.  4,301 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(7)
29,230 shares of Common Stock are directly held by Dr. Hirota with full voting power.  11,520 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  31 shares of Common Stock are held by Dr. Hirota, as President of Sam O. Hirota, Inc.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(8)
44,925 shares of Common Stock are directly held by Mr. Kosasa with full voting power.   4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(9)
5,550 shares of Common Stock are directly held by Mr. Matsumoto with full voting power.  10,368 shares of Common Stock are held for his account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  10,000 shares are held by Island Insurance Foundation of which he serves as President and Director.  6,000 shares are held jointly with his wife for which he has shared voting and investment powers with his wife.  9,413 shares of Common Stock are those he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(10)
250,087 shares of Common Stock are held in Mr. Migita’s trust.  362 shares of Common Stock are directly held with full voting and investment power.  85,227 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(11)
5,550 shares of Common Stock are directly held by Ms. Rose with full voting power.   2,000 shares of Common Stock are held by her as trustee of her pension plan and 12,838 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  4,301 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(12)
9,082 shares of Common Stock are directly held by Dr. Sayama with full voting power.  4,008 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  13,011 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(13)
20,674 shares of Common Stock are directly held by Mr. Yamasato with full voting power.  13,000 shares are held jointly with his wife for which he has shared voting and investment powers with his wife.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(14)
11,275 shares of Common Stock are directly held by Mr. Yoshimura with full voting power.  5,000 shares are held jointly with his wife for which he has shared voting and investment powers.  14,294 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(15)	The following includes information regarding all the Named Executive Officers except for Mr. Migita, whose information is included in this table under the section heading “Directors and Nominees”.

(16)
4,019 shares of Common Stock are directly held by Mr. Fujimoto with full voting and investment power.  4,075 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  33,065 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  6,443 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan

(17)
4,507 shares of Common Stock are held in Mr. Hirata’s Individual Retirement Account.  2,114 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  2,149 shares of Common Stock are directly held by Mr. Hirata with full voting and investment power.  30,719 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Stock Compensation Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.  6,621 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan.

(18)
2,124 shares of Common Stock are directly held by Mr. Isono with full voting and investment power.  10,463 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  300 shares of Common Stock are held by his sons and wife jointly.  2,363 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  8,388 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  6,266 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan.

(19)	2,000 shares of Common Stock are directly held by Ms. Weisman with full voting power, but no investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s stock.  Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year.  To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2009 by any person who was at any time during year 2009 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company, except for the following: Director Paul J. Kosasa had a late Form 4 filing involving the purchase of 7,500 and 500 shares of Common Stock.

ELECTION OF DIRECTORS

The Company currently has twelve (12) directors, equally divided among three Classes, the four (4) Class I directors being Christine H. H. Camp, Dennis I. Hirota, Ronald K. Migita, and Maurice H. Yamasato, the four (4) Class II directors being Earl E. Fry, B. Jeannie Hedberg, Colbert M. Matsumoto, and Crystal K. Rose, and the four (4) Class III directors being Richard J. Blangiardi, Paul J. Kosasa, Mike K. Sayama, and Dwight L. Yoshimura.  On August 26, 2009, the Company’s Board adopted an amendment to the Company’s Bylaws which will eliminate the Company’s classified board structure.  Directors that have been elected prior to the Meeting will continue to hold office until the expiration of the three-year terms for which they were elected.  However, each director who is elected or appointed at or after the Meeting will hold office only until the next annual meeting of shareholders.  Accordingly, there are four (4) directors (being the Class I directors) to be elected at the Meeting to serve one-year terms expiring at the 2011 Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to their death, resignation, retirement, disqualification or removal from office.

The nominees to serve as Class I directors for election at the Meeting are Christine H. H. Camp, Dennis I. Hirota, Ronald K. Migita, and Maurice H. Yamasato, all of whom are currently directors of the Company, and John C. Dean, who has been nominated to become a director in the place of Mr. Hirota in the event certain events as described below under the subheading "Contingent Nominee" occur prior to the Meeting.  Director Hirota will turn age 70 on April 4, 2010 and, under the Company’s Corporate Governance Guidelines, a non-employee director is required to retire from the Board upon attaining the age of seventy.  Upon the receipt of regulatory approval, the Boards of the Company and the Bank intend to appoint Mr. Dean to the Boards of the Company and the Bank.  However, until that approval is obtained, the Company's Board has nominated Director Hirota to serve for another term of one-year or until the Board elects to appoint a successor.  Mr. Hirota has indicated that he will withdraw his candidacy as a director if  Mr. Dean's appointment as a director is approved by the regulators before the Meeting so that Mr. Dean may be considered for election to the Company's Board.

Contingent Nominee.  On March 16, 2010, Mr. Migita retired from his positions as Chairman of the Board, President and Chief Executive Officer of the Company and the Bank.  On March 15, 2010, the Company and the Bank Boards appointed Mr. John C. Dean as the Executive Chairman of the Boards of the Company and the Bank, subject to regulatory approval.  In the interim pending regulatory approval, Mr. Dean is serving in an acting role in such positions.  Mr. Hirota has indicated that, upon regulatory approval of Mr. Dean, Mr. Hirota will withdraw his candidacy for a director position on the Board of the Company and resign as a director of the Company and the Bank.  For purposes hereof, "Contingency Conditions" shall mean the occurrence of both of the following events prior to the date of the Meeting: (i) regulatory approval of Mr. Dean becoming a director and (ii) Mr. Hirota's withdrawal as a nominee to serve as a Class I director for election at the Meeting.  If both these Contingency Conditions have been met prior to the date of the Meeting, then the Board of the Company intends to replace Mr. Hirota with Mr. Dean as a nominee for director of the Company. In addition, if both Contingency Conditions have been met and Mr. Hirota resigns as a director of the Company and the Bank before the Meeting, then the Boards of the Company and the Bank intend to appoint Mr. Dean as a director of the Company and the Bank to complete the term of Mr. Hirota's directorship which expires at the 2010 Meeting. Accordingly, as of the date of this Proxy Statement, Mr. Dean is a contingent nominee and we are asking you to provide us your proxy to vote for Mr. Dean (in lieu of Mr. Hirota) if, as of the date of the Meeting, all the Contingency Conditions have been met.  In the event the Contingency Conditions have not been met prior to the date of the Meeting and regulatory approval of Mr. Dean is obtained after the Meeting, then the Board intends to appoint Mr. Dean to the Boards of the Company and the Bank after the date of the Meeting either by (i) filling a vacancy resulting from the resignation of a director then serving on the Board of the Company and the Bank or (ii) increasing by one the number of directors on the Boards of the Company and the Bank and filling the resulting vacancy with the appointment of Mr. Dean to such vacant positions.

All nominees, including Mr. Dean (whose nomination is subject to the Contingency Conditions described above), have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees.  However, in the event that any of them should be unable to serve, the proxy holders named on the enclosed proxy card will vote in their discretion for such persons as the Board may recommend.

There are no family relationships among directors or executive officers of the Company, and, as of the date hereof, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for director Crystal K. Rose, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”).

The Board recommends a vote “FOR” each of the Board nominees for director.

DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION

The following table sets forth certain information with respect to each of the nominees, continuing directors, and Named Executive Officers:

Name	Principal Occupationfor the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company (1)	Term Expires
Nominees

CAMP, Christine H. H.	President and Chief Executive Officer, Avalon Group, LLC (2002-present) (real estate consulting); Managing Director, Avalon Development Company LLC (1999-present) (real estate development)	43	2004	2010

HIROTA, Dennis I., Ph.D.	President, Sam O. Hirota, Inc. (1986-present) (engineering)	69	1980	2010

MIGITA, Ronald K.	Chairman, Chief Executive Officer and President, Central Pacific Financial Corp. (8/2008-3/16/2010) (bank holding company); Chairman, Chief Executive Officer and President, Central Pacific Bank (8/2008-3/16/2010) (bank); Chairman, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-7/2008) (bank holding company/bank); Chairman, City Bank (9/2004-2/2005) (bank); Director, Chief Executive Officer and President, CB Bancshares, Inc. (1997-9/2004) (bank holding company); Vice Chairman and Chief Executive Officer, City Bank (1997-9/2004) (bank)	68	2004	2010

YAMASATO, Maurice H.	President, Yamasato, Fujiwara, Higa & Associates, Inc. (1987-present) (architecture)	67	2004	2010

DEAN, John C. (2)	Managing general partner of Startup Capital Ventures (2003-present) (investment); managing director of Tuputele Ventures Fund (2003-present) (investment)	62	2010	N/A

Continuing Directors

BLANGIARDI, Richard J.	General Manager, KGMB and KHNL (10/26/09-present) (television); President and General Manager, HITV Operating Co., Inc. dba KGMB9 (6/2007-10/25/09) (television); Senior Vice President and General Manager, Emmis Operating Company (2002-6/2007) (television)	63	2003	2012

FRY, Earl E.	Chief Financial Officer, Chief Administrative Officer and Executive Vice President of Global Customer Support, Informatica Corporation (2010-present); Executive Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2003-2009) (technology); Senior Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2002-2003); Senior Vice President and Chief Financial Officer, Informatica Corporation (1999-2002)	51	2005	2011

HEDBERG, B. Jeannie, C.P.A.	Member, Hedberg, Batara & Vaughan-Sarandi, LLC (11/2005-present) (accounting); Partner, Hedberg, Freitas, King & Tom (1969-10/2005) (accounting)	66	2003	2011

KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., dba ABC Stores (1999-present) (retail)	52	2002	2012

MATSUMOTO, Colbert M.	Chairman and Chief Executive Officer, Island Insurance Company, Ltd. (1999-present) (insurance)	57	2004	2011

ROSE, Crystal K., J.D.	Partner, Bays Deaver Lung Rose & Holma (1989-present) (law)	52	2005	2011

SAYAMA, Mike K., Ph.D.	Vice President, Hawaii Medical Service Association (1997-present) (insurance)	56	2004	2012

YOSHIMURA, Dwight L.	Senior Vice President and Senior General Manager, GGP Ala Moana L.L.C. (1991-present) (retail and real estate management)	55	2004	2012

Named Executive Officers (3)

FUJIMOTO, Blenn A.	Vice Chairman, Central Pacific Financial Corp. (4/2006-present); Vice Chairman, Hawaii Market, Central Pacific Bank (1/2006-present); Executive Vice President, Hawaii Market, Central Pacific Bank (9/2004-12/2005); Executive Vice President, Hawaii Market, City Bank (9/2004-2/2005); Executive Vice President and Chief Financial Services Officer, Central Pacific Bank (2002-9/2004)	51	2006	N/A

HIRATA, Dean K.	Vice Chairman and Chief Financial Officer, Central Pacific Financial Corp. (4/2006-present); Vice Chairman and Chief Financial Officer, Central Pacific Bank (1/2006-present); Executive Vice President and Chief Financial Officer, Central Pacific Financial Corp. (9/2004-4/2006); Executive Vice President and Chief Financial Officer, Central Pacific Bank (9/2004-12/2005); Executive Vice President and Chief Financial Officer, City Bank (2002-2/2005); Senior Vice President and Chief Financial Officer, CB Bancshares, Inc. (1999-9/2004) (bank holding company)	52	2004	N/A

ISONO, Denis K.	Vice Chairman and Chief Operations Officer, Central Pacific Financial Corp. and Central Pacific Bank (10/13/09-present); Executive Vice President, Operations and Services, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-10/12/09); Executive Vice President, Operations and Services, City Bank (9/2004-2/2005); Executive Vice President and Chief Operations Officer, Central Pacific Bank (2002-9/2004)	58	2002	N/A

WEISMAN, Mary A.	Executive Vice President, interim Chief Credit Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/09-present); Executive Vice President, Credit Review Director, Central Pacific Bank (12/08-5/31/09); Senior Vice President, Credit Risk Management Director, Central Pacific Bank (7/07-12/08); Executive Vice President, Credit Review Director, Bank of Hawaii (6/03-7/07)	51	2009	N/A

(1)
All directors of the Company are also directors of the Bank.  Dates prior to the formation of the Company in 1982 indicate the year first appointed director of the Bank.  Dr. Hirota commenced service as a director of the Company on February 1, 1982, the date of formation of the Company.  Dr. Hirota served as a director of the Company until April 23, 1985 when the Company’s shareholders adopted a classified Board and reduced the number of directors to nine (9).  However, Dr. Hirota continued to serve on the Bank’s Board until he was reelected to the Company’s Board in 1986.  Mr. Kosasa has been a director of the Bank since 1994.  Mr. Blangiardi and Ms. Hedberg have been directors of the Bank since 2003.  Ms. Camp, Mr. Matsumoto, Mr. Migita, Ms. Rose, Dr. Sayama, Mr. Yamasato and Mr. Yoshimura have been directors of the Bank since 2004.  Mr. Fry has been a director of the Bank since 2005.

(2)
Mr. Dean is a contingent nominee; his nomination is subject to the Contingency Conditions described above under the subheading "Contingent Nominee."  Mr. Dean is not currently a director.  On March 15, 2010 he was appointed as Executive Chairman of the Boards of the Company and the Bank to serve in an acting role in such positions pending regulatory approval.

(3)
The following includes information regarding all the Named Executive Officers, except for Mr. Migita and Mr. Dean (acting Executive Chairman) whose information is included in this table under the section heading “Nominees”.

Director Background and Experience

Richard J. Blangiardi – Mr. Blangiardi is a television and media veteran of thirty-three (33) years, and throughout his career in television broadcasting, has served in various executive positions at numerous television stations and networks throughout the United States, many of which were owned by publicly-held companies.  Over the last eight (8) years, Mr. Blangiardi has been the general manager of one or more Hawaii television stations.  Prior to his executive managerial career in television broadcasting, Mr. Blangiardi was an Assistant and then Associate Head Football Coach and Defensive Coordinator for the University of Hawaii’s Division I football team and program, for a period of five (5) years.  Mr. Blangiardi’s extensive knowledge and experience of public media has been a tremendous resource to the Company’s and Bank’s communications, advertising and public relations areas.  Mr. Blangiardi is well-versed with public company issues and as general manager of numerous television stations is highly experienced at managing all aspects of a business operation.  Mr. Blangiardi’s natural ability to motivate and inspire others is a positive force for both the Board and management.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Christine H. H. Camp – Ms. Camp has over twenty (20) years experience in real estate, and her company Avalon Group, is a full service real estate company which provides detailed financial and market analysis to a wide range of investors involved in various real estate transactions and development scenarios, and also real estate brokerage, market and financial consulting.  Prior to establishing Avalon Group, Ms. Camp was Vice President of Development at A&B Properties, Inc., a subsidiary of Alexander & Baldwin, Inc. (a publicly traded company listed on NYSE), and was in charge of that company’s real estate development and investment acquisition activities.  Ms. Camp also was the Senior Project Coordinator of Planning and Engineering at Castle & Cooke Properties, Inc., where she handled site acquisition and development of non-company owned properties.  Ms. Camp’s real estate, financial, and public company knowledge and experience gained from her prior and current positions, makes her a valuable resource to the Board (Ms. Camp is Vice Chair of the Bank’s Senior Loan Committee) and management in many areas, but particularly in connection with the Company’s real-estate lending and other real-estate related activities, to include the evaluation of real estate related risks, investments, opportunities, and asset management oversight.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Earl E. Fry – For the last ten (10) years, Mr. Fry has served as Chief Financial Officer of Informatica Corporation (a publicly traded company listed on NASDAQ), a company which provides data integration software and services, and which reported for the year ended December 31, 2009, revenues of $500.7 million.  As Chief Financial Officer of Informatica Corporation, Mr. Fry has effected, among other things, a secondary offering of stock, an issuance of convertible bonds, stock buyback plans, eight technology acquisitions, and established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel.  In addition, Mr. Fry also oversees and manages the Corporate Development, Human Resources, Legal and Contracts Administration, Information Technology, Investor Relations and Finance areas of Informatica Corporation.  Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell Technologies, Inc. (a publicly traded company listed on NASDAQ) for four (4) years, Chief Financial Officer of C.ATS Software, Inc. for two (2) years, Chief Financial Officer of Weitek Corporation for three (3) years, and also served at other technology companies in various finance and other capacities.  Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor.  Mr. Fry is a Certified Public Accountant and a graduate of the Stanford Graduate School of Business.  Mr. Fry brings extensive finance, public company, and auditing knowledge and experience to the Board and Company, and he thus is highly qualified to Chair the Company’s and Bank’s Audit Committees.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

B. Jeannie Hedberg, C.P.A.  – Ms. Hedberg has been a Certified Public Accountant (“CPA”) in public practice for almost forty (40) years.  She established her Certified Public Accounting firm thirty-four (34) years ago, and on November 1, 2005, that firm (Hedberg, Freitas, King & Tom, LLP) was dissolved and a new firm (Hedberg, Batara & Vaughn-Sarandi LLC) was formed.  Ms. Hedberg continues to be an actively practicing CPA with Hedberg, Batara & Vaughn-Sarandi LLC.  In her nearly forty (40) years as a practicing CPA, Ms. Hedberg assists her clients, most of which are professionals, with tax planning, tax preparation and preparation of compiled financial statements, to include discussing, counseling and advising clients respecting assessing various risks, to include financial, reputational, tax, litigation, and other risks.  With her substantial financial experience and background, Ms Hedberg has significantly contributed as a member and Vice Chair of the Company’s and Bank’s Audit Committees.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Dennis I. Hirota, Ph.D. – Mr. Hirota has been President of Sam O. Hirota, Inc. Engineering and Surveying for twenty-four (24) years, and is a lifelong civil engineer, with a Ph.D. in civil engineering and experience that includes both practical and academic applications in the use of computers in engineering, planning and architecture.  Mr. Hirota has served as a director of the Company for twenty-seven (27) years and as a director of the Bank for thirty (30) years, longer than any other current Company or Bank director, respectively.  Mr. Hirota’s longevity on the Company and Bank Boards has provided continuity and had a stabilizing effect, particularly in more recent years as the Company and Bank merged with CB Bancshares, Inc. and City Bank respectively.  In addition, Mr. Hirota’s historical knowledge and past experiences as the senior member of the Company’s and Bank’s Boards, and of the vision, mission, values, and principles upon which the Company and the Bank were founded, distinguishes him as the one Board member who has seen and directed the Company through its evolution.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Paul J. Kosasa – Mr. Kosasa has been President and Chief Executive Officer of MNS Ltd., doing business and more commonly known as ABC Stores, for the past eleven (11) years, and has been with ABC Stores for thirty (30) years.  As President and Chief Executive Officer of ABC Stores, Mr. Kosasa oversees a Hawaii-based retail convenience store operation with a major presence in Waikiki and other tourist locations throughout the Hawaiian Islands, as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada.  As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourist industry, one of the largest industries in Hawaii, Mr. Kosasa provides the Board and Company with significant business and management knowledge and experience in all aspects of a business operation, to include, business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate, among other business expertise.  In addition, Mr. Kosasa provides a link and close connection to the Hawaii tourism industry, one of Hawaii’s most profitable economic engines, and which provides a valuable source of banking business with respect to Hawaii businesses who support the Hawaii tourism industry, as well as retail customers from outside Hawaii who require or may desire Hawaii banking services.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Colbert M. Matsumoto – Mr. Matsumoto is the Chairman of the Board and Chief Executive Officer of Island Insurance Company, Ltd., Hawaii’s largest locally owned and managed property and casualty insurance company, and has served in that capacity for the last ten (10) years.  Mr. Matsumoto also serves as President and a director of Tradewind Capital Group, Inc., an investment and asset management company.  Mr. Matsumoto is also a Hawaii licensed attorney, has been a member of the Hawaii State Bar Association for over thirty-two (32) years, and was a partner with the law firm of Fujiyama Duffy & Fujiyama until 1994 when he established his own law firm named Matsumoto LaFountaine & Chow until departing that firm to join Island Insurance Company, Ltd.  Mr. Matsumoto’s substantial knowledge and experience, as an attorney, insurance executive, and investment professional, has been instrumental in assisting the Board and management with assessing and managing the Company’s legal and business risks and in corporate and business strategy and planning.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Ronald K. Migita – Mr. Migita has over forty (40) years of banking experience in the Hawaii market.  Before joining the Company and the Bank, Mr. Migita was employed by other Hawaii financial institutions in various senior management capacities, to include having served at Bank of Hawaii ($10 billion in assets) for thirty (30) years where he held positions as Executive Vice President and Manager of the Business Financial Services Group, the Corporate Hawaii Division, and the Business Banking Division; then having served at International Savings and Loan Association, Limited for three (3) years where he held the positions of Vice Chairman and Chief Executive Officer, and City Bank for seven (7) years (merged in February 2005 with the Bank) and its parent company CB Bancshares, Inc. (merged in September 2004 with the Company), where he held the positions of Vice Chairman and Chief Executive Officer for City Bank, and Chief Executive Officer and President and Director for CB Bancshares, Inc.  Mr. Migita graduated from the Pacific Coast Banking School at the University of Washington and the University of Hawaii Advanced Management Program.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Crystal K. Rose, J.D. – Ms. Rose is a named partner in the law firm of Bays Deaver Lung Rose Holma, and has been actively practicing law for twenty-eight (28) years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law.  Ms. Rose brings a wealth of legal and real estate knowledge and experience to the Company’s Board and Bank’s Board, and her skills and expertise are well-suited to her serving as the Company’s and the Bank’s Lead Director and being a champion of Board corporate governance, and in providing guidance with respect to the Company’s and the Bank’s real estate loans and other real estate related matters and legal matters.  Ms. Rose has been a director of Hawaiian Holdings, Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) since June 2006, and serves as Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee and the Executive Committee of its Board of Directors.  Given the limited number of publicly traded companies in Hawaii, Ms. Rose brings additional experience as a director of another Hawaii-based publicly traded company.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Mike K. Sayama, Ph.D. – Dr. Sayama has had a distinguished career in the health care industry for over thirty-three (33) years, and for the last eight (8) years has been Vice President, Customer Relations, with Hawaii Medical Service Association, the largest provider of health care coverage in the State of Hawaii, which insures over half of Hawaii’s population.  Dr. Sayama is a graduate of Yale University (B.A. Psychology and Philosophy) and of the University of Michigan (M.A. Clinical Psychology and Ph.D Clinical Psychology).  Before joining the Company’s Board and the Bank’s Board as a director, Dr. Sayama served on the Board of Directors of City Bank for five (5) years (City Bank was merged in February 2005 with the Bank).  Dr. Sayama’s expertise in human relations applied in the external context of customer and public relations and in the internal corporate context of management and leadership skills and development, provides the Company with a human perspective and view, and enables the Company to better foster efficient and effective use of human capital.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Maurice H. Yamasato – Mr. Yamasato has over thirty-eight (38) years of architectural knowledge and experience.  After working for various architectural firms in Hawaii, Mr. Yamasato founded his own company which has continued for thirty-seven (37) years and is now known as Yamasato, Fujiwara, Higa & Associates, Inc.  Having successfully run a small business for approaching four (4) decades, Mr. Yamasato has first-hand experience, knowledge and the perspective of small business, and is thereby able to provide guidance and advice to the Board and management regarding how the Bank can best serve its small business customers and clients, which is a core niche and focus of the Bank and its community bank mission.  Before joining the Company’s Board and the Bank’s Board as a director, Mr. Yamasato served on the Board of Directors of City Bank for six (6) years (City Bank was merged in February 2005 with the Bank) and also served on the Board of Directors of Liberty Bank for five (5) years.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Dwight L. Yoshimura – Mr. Yoshimura has been with various of the Hawaii-based subsidiary companies of General Growth Properties, Inc. (“GGP”) for the last nineteen (19) years and currently serves as Senior Vice President and Senior General Manager for GGP Ala Moana L.L.C., with management responsibility for a number of GGP Hawaii owned and/or operated retail shopping complexes in the State of Hawaii.  Accordingly, Mr. Yoshimura has considerable commercial and retail real estate management experience in Hawaii, and is a valuable resource to the Company with respect to the Bank’s real estate, commercial and small business lending activity.  In addition, Mr. Yoshimura served for nine (9) years in the Hawaii State Legislature, and has held managerial positions in other Hawaii businesses.  Before joining the Company’s Board and the Bank’s Board as a director, Mr. Yoshimura served on the Board of Directors of City Bank and its parent company CB Bancshares, Inc., for four (4) years (CB Bancshares, Inc. was merged in September 2004 with the Company, and City Bank was merged in February 2005 with the Bank), and also on the Board of Directors of International Savings & Loan Association, Limited for three (3) years.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

John C. Dean –  Mr. Dean has served in various capacities in the banking industry for twenty-nine years, including as the Chief Executive Officer and then Chairman of the Board of Silicon Valley Bancshares and Silicon Valley Bank, the President and Chief Executive Officer of Pacific First Bank, the Chairman and Chief Executive Officer of First Interstate Bancorp and First Interstate Bank of Washington, the Chairman  and Chief Executive Officer  of First Interstate Bank of Oklahoma and as an executive of First Interstate System, Inc., National Funding Corporation and Bank of America. Since 2003, Mr. Dean has been the managing general partner of Startup Capital Ventures and has served as managing director of Tuputele Ventures Fund, a small private equity firm investing in early-stage technology companies and venture capital funds.  Mr. Dean is a graduate of the Wharton School of the University of Pennsylvania, with an MBA in Finance, and currently serves as an advisor to the board of the Wharton School.

Executive Officer Background and Experience

Blenn A. Fujimoto – Mr. Fujimoto has over twenty-nine (29) years of banking experience in the Hawaii market.  Before joining the Company and the Bank, Mr. Fujimoto was employed by Bank of Hawaii ($10 billion in assets) for nineteen (19) years and held various management positions to include Vice President, District Manager.  Mr. Fujimoto was first employed by the Bank in 2000 as Senior Vice President, and Retail Division Manager.  Mr. Fujimoto is a graduate of the Pacific Coast Banking School.  This individual is also an executive officer of the Bank, which is subject to a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Dean K. Hirata – Mr. Hirata has over twenty (20) years of banking experience in the Hawaii market.  Before joining the Company and the Bank, Mr. Hirata was employed by other Hawaii financial institutions in various senior management capacities, to include having served at First Hawaiian Bank ($13 billion in assets) for nine (9) years where he held the position of Senior Vice President, Controller; then having served at International Savings and Loan Association, Limited for two (2) years where he held the positions of Senior Vice President and Chief Financial Officer, and City Bank for three (3) years (merged in February 2005 with the Bank) and its parent company CB Bancshares, Inc. (merged in September 2004 with the Company), where he held the positions of Senior Vice President and Chief Financial Officer for City Bank, and Senior Vice President and Chief Financial Officer for CB Bancshares, Inc.  Mr. Hirata also spent ten (10) years with KPMG Peat Marwick and held the position of Senior Manager.  Mr. Hirata is a Certified Public Accountant.  Mr. Hirata has served on the Board of Directors of Hoku Scientific, Inc. (a publicly traded company listed on NASDAQ) since January 2007, and also Chairs its Audit Committee.  This individual is also an executive officer of the Bank, which is subject to a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Denis K. Isono – Ms. Isono has over thirty (30) years of banking experience in the Hawaii market.  Before joining the Company and the Bank, Mr. Isono was employed by Bank of Hawaii ($10 billion in assets) for eighteen (18) years and held various senior management positions to include Executive Vice President, Operations, and Senior Vice President, Controller.  In addition, Mr. Isono also began his banking career at City Bank where he worked for four (4) years.  Mr. Isono is a Certified Public Accountant, Certified Management Accountant, Certified Bank Auditor, Certified Internal Auditor, and a graduate of the Stanford University Executive Program and the University of Hawaii Advanced Management Program.  Mr. Isono also spent six (6) years with Ernst & Ernst, and held the position of Audit Supervisor.  This individual is also an executive officer of the Bank, which is subject to a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Mary A. Weisman – Ms. Weisman has over twenty-eight (28) years of banking experience, nearly twenty (20) years of banking experience in the Hawaii market, and extensive banking credit-focused experience. Before joining the Bank in July 2007, Ms. Weisman spent eighteen (18) years at Bank of Hawaii ($10 billion in assets), and served in numerous credit capacities, to include the following: Executive Vice President, Credit Review Director (June 2003 - July 2007); Senior Vice President, Credit Training Director and Risk Self-Assessments (2001-2003); Vice President, Special Assets Advisory Group (2000-2001); Vice President, Credit Policy (1998-2000); Vice President, Credit Review Manager (1995-1998); Vice President, Credit Officer (1994-1995); Vice President, Senior Credit Analyst (1993-1994); Assistant Vice President, Middle Market Lender (1992); and, Assistant Vice President, Loan Review Examiner, (1989-1991).  Prior to working at Bank of Hawaii, Ms. Weisman served in various credit positions at two other banks (1982-1989), to include as a Loan Review Examiner, Commercial Lending Officer, and Credit Analyst.  This individual is also an executive officer of the Bank, which is subject to a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

John C. Dean – Mr. Dean's background and experience are listed under the section "Director Background and Experience."
CORPORATE GOVERNANCE AND BOARD MATTERS

During the fiscal year ended December 31, 2009, the Board held a total of sixteen (16) meetings, including monthly, annual and special meetings.  Each person who was a director of the Company during year 2009 attended at least 75% of the total number of these Board meetings and 75% of the total number of meetings held by all committees of the Board on which he or she served during the year.  The Company expects directors to attend the annual meetings of shareholders.  All directors attended last year’s annual meeting of shareholders.

The Board has four (4) standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance & Nominating Committee, and an Executive Committee.

The following table sets forth the members of the Board as of the date of this Proxy Statement and the committees of the Board on which they serve.

Name of Director	Audit Committee	Compensation Committee (1)	Corporate Governance and Nominating Committee	Executive Committee (2)
Non-Employee Directors:
Richard J. Blangiardi		C
Christine H. H. Camp		VC		*
Earl E. Fry	C	*		*
B. Jeannie Hedberg	VC
Dennis I. Hirota	*		*
Paul J. Kosasa		*		C
Colbert M. Matsumoto				*
Crystal K. Rose	*		C	*
Mike K. Sayama
Maurice H. Yamasato		*
Dwight L. Yoshimura			VC
Ronald K. Migita

* = Member
C = Chair
VC = Vice Chair

(1)  Paul J. Kosasa replaced Colbert M. Matsumoto as Chair of the Compensation Committee effective October 28, 2009.  Richard J. Blangiardi replaced Paul J. Kosasa as Chair of the Compensation Committee effective March 11, 2010.  Christine H. H. Camp was appointed Vice Chair of the Compensation Committee effective March 11, 2010.

(2)  Paul J. Kosasa was appointed Chair of the Executive Committee effective March 11, 2010.

Crystal K. Rose, Chair of the Corporate Governance & Nominating Committee, has been chosen by the Board to serve as the Lead Director and preside over all meetings of the non-management or independent directors in executive sessions.  In Ms. Rose’s absence, Mr. Yoshimura, Vice Chair of the Corporate Governance & Nominating Committee, would preside over these sessions of the Board.

Interested parties may communicate directly with the Lead Director or with the non-management or independent directors as a group, by writing to: Crystal K. Rose, Bays Deaver Lung Rose & Holma, 1099 Alakea Street, 16th Floor, Honolulu, Hawaii 96813.  Alternatively, concerns may be made known and communicated directly to the Lead Director or to the non-management or independent directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.centralpacificbank.com).

Audit Committee

The Audit Committee held ten (10) meetings during 2009.  The responsibilities of the Audit Committee are described below under the subheading “Report of the Audit Committee”.  The Audit Committee operates under a Charter adopted by the Board.  The Charter of the Audit Committee is available on the Company’s website (www.centralpacificbank.com).  The members of the Company’s Audit Committee are Earl E. Fry (Chair), B. Jeannie Hedberg (Vice Chair), Dennis I. Hirota and Crystal K. Rose, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC.  The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, and that Mr. Fry, Ms. Hedberg and Ms. Rose have accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Mr. Fry and Ms. Hedberg are “audit committee financial experts” within the meaning of the rules of the SEC.  No member of the Audit Committee serves on the audit committee of any other publicly registered company.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers.  In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank.  Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.

Compensation Committee

The Compensation Committee held nine (9) meetings during 2009.  The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing all required disclosures on executive compensation for inclusion in the Company’s proxy statement.  The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “Compensation Discussion and Analysis.”  The Charter of the Compensation Committee is available on the Company’s website (www.centralpacificbank.com).  The members of the Company’s Compensation Committee are Richard J. Blangiardi (Chair), Christine H. H. Camp (Vice Chair), Earl E. Fry, Paul J. Kosasa, and Maurice H. Yamasato, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Effective October 28, 2009, Colbert M. Matsumoto resigned as Chair of the Compensation Committee and was replaced by Paul J. Kosasa as Committee Chair.  Effective March 11, 2010, Richard J. Blangiardi was elevated from Vice Chair to Chair of the Compensation Committee, replacing Paul J. Kosasa as Committee Chair; and, Christine H. H. Camp was elevated to Vice Chair of the Committee.  Mr. Kosasa remains a member of the Committee.

Corporate Governance & Nominating Committee

The Corporate Governance & Nominating Committee held seven (7) meetings during 2009.  The Corporate Governance & Nominating Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board.  The Charter of the Corporate Governance & Nominating Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.centralpacificbank.com).  The members of the Company’s Corporate Governance & Nominating Committee are Crystal K. Rose (Chair), Dwight L. Yoshimura (Vice Chair), and Dennis I. Hirota, each of whom is “independent” within the meaning of the listing standards of the NYSE.

Executive Committee

The Executive Committee held fifteen (15) meetings during 2009.  The Executive Committee provides an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board’s powers or authority in the intervals between meetings of the Board and typically when the majority of the Board and its directors are generally unavailable.  The Executive Committee is authorized to have and exercise all the powers of the Board in the management of the business and affairs of the Company to the extent permitted by law while the Board is not in session, not in conflict, however, with any prior directions given, decisions made, or actions taken by the Board, and provided, further, that the Committee should only consider meeting when the majority of the Board and its directors are generally unavailable, or otherwise as may be permitted by the Board or by the Board approved and adopted Executive Committee Charter, such as, for example, to perform such other duties and responsibilities as may be requested by the Board.  During year 2009, the Executive Committee met jointly with the Bank’s Senior Loan Committee on a monthly basis to discuss various credit-related matters.  The members of the Executive Committee are Paul J. Kosasa (Chair), Christine H. H. Camp, Earl E. Fry, Colbert M. Matsumoto, and Crystal K. Rose.  Effective March 11, 2010, Mr. Kosasa replaced Ronald K. Migita as Chair of this Committee.

Director Resignation Policy

On January 28, 2009, the Board adopted a “Director Resignation Policy” which provides for the following: At any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender a letter of resignation to the Board for consideration by the Corporate Governance & Nominating Committee.  The Corporate Governance & Nominating Committee shall recommend to the Board the action to be taken with respect to such offer of resignation.  The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision.  Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance & Nominating Committee or Board action regarding whether to accept his or her resignation offer.

Director/Executive Officer Stock Ownership Guidelines

The Company has Board approved Stock Ownership Guidelines applicable to all directors and executive officers of the Company and the Bank.  The Guidelines generally provide that: (i) any non-management Company or Bank director should own, within five (5) years, Company Common Stock having a market value equal to five (5) times the director’s annual cash retainer; (ii) that the Chief Executive Officer and President of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to four (4) times his annual base salary; (iii) that any Vice Chairman (officer/non-director position) of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to three (3) times his annual base salary; and (iv) that any Executive Vice President of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to two (2) times his/her annual base salary.  For those directors and executive officers who were serving as of the date of the initial adoption of the Guidelines on July 27, 2005, they have until August 1, 2010 to accumulate the amount of Common Stock set forth in the Guidelines as applicable to their position.  For any director or executive officer appointed after August 1, 2005, they have five (5) years from the date of their appointment to accumulate the amount of Common Stock set forth in the Guidelines as applicable to their position.  These Guidelines are currently being reevaluated in light of the Company’s precipitous decline in the price of its Common Stock.

Equity Grant Guidelines

The Company has Board approved Equity Grant Guidelines which apply to all grants of Company equity whether in the form of Company stock, stock options, or other forms of equity grants, made by the Company to directors, officers or employees of the Company or any of its subsidiaries.  The Guidelines set forth the process by which grants will be made, including how grants will be approved, when grants will be made, and how grants will be documented.

Director Independence and Relationships

The Board has determined, in accordance with our Standards Regarding Director Independence, that all of the members of the Board (other than Mr. Migita) and all nominees for director (other than Mr. Dean) are “independent” within the meaning of the rules of the NYSE.  All of the directors and nominees (other than John C. Dean who is acting Executive Chairman) are non-employee directors and non-employee nominees.  All committees of the Board are comprised solely of independent directors.  A copy of our Standards Regarding Director Independence is attached as Appendix A to this Proxy Statement.

With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence and none were found to be material as they relate to director independence:

During 2009, the following directors either directly and/or indirectly through companies in which they have a business interest or affiliation, received and/or had outstanding loans with the Bank:  Richard J. Blangiardi, B. Jeannie Hedberg, Dennis I. Hirota, Paul J. Kosasa, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato and Dwight L. Yoshimura.

During 2009, the following directors either directly and/or indirectly through companies in which they have a business interest or affiliation, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank:  Richard J. Blangiardi, Christine H. H. Camp, Earl E. Fry, B. Jeannie Hedberg, Dennis I. Hirota, Paul J. Kosasa, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura.

During 2009, the following directors served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank:  Richard J. Blangiardi, Dennis I. Hirota, Paul J. Kosasa, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura.  For 2009, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount greater than $1,000,000 or 2% of the recipient organization’s gross annual revenues, and the amount received by such organizations ranged from a low of $156 to a high of $71,280 received by the University of Hawaii Foundation, with, however, the average donation being substantially less.

During 2009, the following directors served on boards of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters:  Colbert M. Matsumoto and Crystal K. Rose.

During year 2009, the following directors served as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters: Richard J. Blangiardi, Paul J. Kosasa, Colbert M. Matsumoto, Mike K. Sayama, and Dwight L. Yoshimura.

Company director Richard J. Blangiardi is General Manager of KGMB and KHNL television stations.  In 2009, the Bank paid KGMB $145,980, and KHNL $1,650, totaling $147,630, for the purchase of television advertising.  Mr. Blangiardi had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Colbert M. Matsumoto is the President and a director of Tradewind Capital Group, Inc. (“TCG”) which is the sole member of Island-Waiphau, LLC (“Island-Waipahu”).  Island-Waipahu and M&M Investments, Inc. (“M&M”) each hold 50% membership interests in Plantation Town Apartments LLC (“PTA”).  PTA has a construction loan to develop a residential condominium project in Waipahu, Hawaii.  Regarding said construction loan, the largest aggregate amount of principal outstanding during 2009 was $16,765,398 (as of February 5, 2009); the amount outstanding as of March 1, 2010, was $15,660,401; the amount of principal paid during 2009 was $2,865,048; the amount of interest paid during 2009 was $807,602; and, the rate of interest was 5.50% (effective December 5, 2009).  Demand for this project has been adversely impacted by restrictive affordable-housing criteria, weakened economic conditions, and tightened credit markets.  Mr. Matsumoto is President and a director and holds <5% ownership interest in, Island Holdings, Inc., which owns TCG.  TCG is a minority passive investor (35%) in Century Computers, Inc. (“CCI”) and Mr. Matsumoto serves as a director of CCI.  Prior to TCG’s investment in CCI and Mr. Matsumoto’s election as a Director of CCI, CCI was a vendor to the Bank and provided various information technology and business process services, and in 2009 was paid $230,000 for such services.  Mr. Matsumoto had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Colbert M. Matsumoto is Chief Executive Officer and Chairman of the Board of Island Insurance Company, Ltd. (“Island”) which wholly owns Atlas Insurance Agency, Inc. (“Atlas”).  Mr. Matsumoto is a director and Chairman of the Board of Atlas.  In 2009, the Company and the Bank collectively paid $138,474 to Island in premiums for insurance policies ($6,986 of which was paid to Atlas in commissions), and the Company and the Bank also collectively paid $170,930 to Atlas in commissions for insurance policies that Atlas placed on behalf of the Company and the Bank with various insurance companies.  In addition, Atlas paid the Bank $45,127 in rent for space in the Bank’s Hilo office building.  Mr. Matsumoto had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Mike K. Sayama is a Vice President of Hawaii Medical Service Association (“HMSA”).  In 2009, the Company and the Bank collectively paid $1,332,594 to HMSA in premiums for health insurance for the Company’s and the Bank’s employees, which amount, however, comprises significantly less than 2% of HMSA’s 2009 gross revenues.  In 2009, the Bank paid $212,289 to HMSA in rent for the Bank’s Keeaumoku Branch which is located in one of HMSA’s buildings, which amount, however, when combined with all other amounts paid to HMSA in 2009, comprises significantly less than 2% of HMSA’s 2009 gross revenues.  In 2009, Integrated Services, Inc., an HMSA subsidiary, paid $695,236 to the Bank for the rental of space in one of the Bank’s buildings.  Mr. Sayama had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Dwight L. Yoshimura, is a Senior Vice President and Senior General Manager with GGP Ala Moana L.L.C., which is a subsidiary of GGP Ala Moana Holdings L.L.C., which is a subsidiary of GGPLP L.L.C., which is a subsidiary of GGP Limited Partnership, which is a subsidiary of General Growth Properties, Inc (“GGP”).  The Bank was a $10 million participant in a $650 million term loan to GGP, GGP Limited Partnership and GGPLP L.L.C. made in February 2006 and maturing on February 2010, with a one (1) year extension option.  The loan was classified due to GGP’s financial condition.  During 2009, interest only was due and payable on this credit facility, which interest payments to the Bank totaled $39,978 (January 2009 – February 2009, after two payments, further payments stopped due to GGP filing bankruptcy) based on an interest rate which adjusts according to GGP’s leverage ratio and the LIBOR rate.  In July 2009, the Bank sold its loan participation interest at a 48% discount and took a charge-off of approximately $4.85 million.  The Bank’s $10 million participation comprises significantly less than 2% of GGP’s 2009 gross revenues.  The Bank has four (4) equipment (tax) leases to GGP Ala Moana L.L.C. with the largest aggregate amount outstanding during 2009 being $239,346 (the equipment leases being in amounts of $37,590, $181,571, $30,024, and $36,887) and with the aggregate amount outstanding as of December 31, 2009 being approximately $173,996 (original amounts of $37,590 – lease of 2-way radios, $181,571 – lease of solar photovoltaic system, $30,024 – lease of ATV motorcycles and Motorola portable radios, and $36,887 – lease of electric mobility vehicle), and with outstanding amounts as of March 1, 2010, being $9,724, $128,056, $10,318, and $17,906).  Two of the equipment leases had one payment each suspended when GGP filed bankruptcy, but those two past due payments ($494 and $1,076) will be paid on March 31, 2010.  These credits are being reported due to the filing of bankruptcy by GGP and its impact on these credits.  Mr. Yoshimura had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Loans to Related Persons

The Bank, which is a wholly owned subsidiary of the Company, has made (in addition to the loans specified in the “Director Independence and Relationships” section immediately preceding this section) loans to directors and executive officers, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank.  These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features, excepting, however, those loans and credits specifically described in the preceding “Director Independence and Relationships” section.

Policy Regarding Transactions with Related Persons

The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transaction with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K).  Transactions with related persons that affect a director’s independence are reviewed by the Company’s Corporate Governance & Nominating Committee.  Transactions with related persons that involve loans are reviewed by the Bank’s Board Senior Loan Committee.  All other transactions with related persons that are material to the financial statements are reviewed by the Company’s Audit Committee.

Board Leadership Structure and Risk Oversight

The Company’s Board has no policy with respect to the separation of the offices of Chairman, President and Chief Executive Officer.  It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of its Corporate Governance & Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman, President and Chief Executive Officer should be separate.  From September 15, 2004 through July 31, 2008, the Chairman of the Board and the executive positions of President and Chief Executive Officer were not held by the same individual.  However, on August 1, 2008, upon the retirement of the then President and Chief Executive Officer Clint Arnoldus, Mr. Ronald K. Migita, who was then Chairman of the Board, was appointed as President and Chief Executive Officer of both the Company and the Bank due to his extensive banking experience in the Hawaii market, among other reasons.  The Board believes that it was appropriate for Mr. Migita to serve as combined Chairman of the Board, President and Chief Executive Officer given the Company’s challenges and that having one individual serve in combined roles facilitated enhanced communications and interactions between the Board and management, and fostered more efficient and effective discussion and decision-making.  The Company has an independent Lead Director (Crystal K. Rose) and all members of the Board are outside (non-management) directors with the sole exception of Mr. Migita prior to his retirement as an executive of the Company on March 16, 2010.  As the Board’s Lead Director during 2009, Ms. Rose, who also Chairs the Board’s Corporate Governance & Nominating Committee, presided over all meetings of the non-management directors in executive sessions, acted as liaison and facilitated communications between the Board and the President/Chief Executive Officer, and ensured independent Board governance and oversight of management.  In addition, all members of the Board’s Audit Committee, Compensation Committee, and Corporate Governance & Nominating Committee are comprised of independent, non-management directors.

On March 16, 2010, Mr. Migita retired as Chairman of the Board, President and Chief Executive Officer of the Company and the Bank, and the Board of the Company and the Bank appointed Mr. John C. Dean as Executive Chairman of the Board for both the Company and the Bank to serve in an acting role in such positions pending regulatory approval.

The Company is a one-bank holding company, with the Bank being the Company’s only bank subsidiary.  All of the directors on the Company’s Board also serve on the Bank’s Board of Directors.  In addition, all of the Company’s directors who serve on the Company’s Audit Committee, Compensation Committee, Corporate Governance & Nominating Committee, and Executive Committee, also serve on those same board level committees at the Bank.  The Company’s and Bank’s Director of Internal Audit reports directly to the Company’s and Bank’s respective Audit Committees.  In addition, the Bank also has an additional board level Trust Committee and Senior Loan Committee which provide board level oversight over the Bank’s trust activities and lending activities respectively.  The Company’s and Bank’s Audit Committees perform the required and customary risk oversight functions of an Audit Committee, to include, overseeing accounting, auditing, internal controls, legal and regulatory matters, financial reporting and financial risk.  The Company’s and the Bank’s Compensation Committees perform the required and customary risk oversight functions of a Compensation Committee, to include, overseeing the Company’s and Bank’s compliance with any laws, rules and regulations applicable to the Company’s and Bank’s compensation practices, plans and programs, and to ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking.  The Company’s and Bank’s Chief Financial Officer, General Counsel, and Compliance Manager report regularly to the Company’s and Bank’s Audit Committees.  The Company’s and Bank’s Chief Credit Officer reports regularly to the Bank’s Senior Loan Committee.  All Company and Bank executive officers report regularly to the Company’s and Bank’s Board of Directors.

Code of Conduct & Ethics

The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles.  The Company has a Code of Conduct & Ethics applicable to all employees, officers and directors of the Company.  In addition, the Company also has a supplemental Code of Conduct & Ethics For Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity.  Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.centralpacificbank.com).

Director Nomination Process

Director Qualifications. The Corporate Governance & Nominating Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines.  The general criteria considered include qualification as independent, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board.  Diversity is considered and desired and is viewed in a broad context, to include aspiring to having individuals serving on the Board representing different professions, industries, backgrounds, experiences, cultures, ethnicities, races, and gender, representative of Hawaii’s multi-cultural, multi-ethnic, and multi-racial population and community.

Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available.  The Corporate Governance & Nominating Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions.  The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election.

In identifying potential director nominees, the Corporate Governance & Nominating Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm.  While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Corporate Governance & Nominating Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees.  Accordingly, the Corporate Governance & Nominating Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and best suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded.  The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Corporate Governance & Nominating Committee will consider properly submitted director nominees for election at the year 2011 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year, and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended).  Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

Communications with the Board

Shareholders of the Company and others may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813.  Any such communication may be directed to the attention of the Chairman of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Corporate Governance & Nominating Committee) or to the non-management or independent directors.  Shareholders and others sending such communications should include the following in their written communication: (a) such shareholder(s) and others should identify himself/herself/itself/themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of the Company’s stock; (b) such shareholder(s) and others should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) and others should include their contact information (at a minimum, phone number and address).  Shareholders and others who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy.  However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Audit Committee is comprised of four (4) non-management directors and operates pursuant to a written charter that was readopted by our Board on January 27, 2010.  The charter is also available on our website at http://www.centralpacificbank.com.  During 2009, the Audit Committee held ten (10) meetings, including four (4) private sessions with executive management, six (6) private sessions with the independent auditors, and five (5) private sessions with the Director of Internal Audit.  The Audit Committee’s primary purposes are to:  (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report.  The Board has determined, upon the recommendation of the Corporate Governance & Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC.  The Board has also determined that each member is financially literate, that three (3) members have accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, being Earl E. Fry, B. Jeannie Hedberg, and Crystal K. Rose, and that two (2) members are “audit committee financial experts” within the meaning of the rules of the SEC, being Earl E. Fry, Chair of the Audit Committee, and B. Jeannie Hedberg, Vice Chair of the Audit Committee.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.  The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors.  The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance adopted by the PCAOB.  The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as adopted by the PCAOB, and has discussed with the independent accountant the independent accountant’s independence.  All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During 2009, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter.  In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2009 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Audit Committee of the Board:

Earl E. Fry, Chair
B. Jeannie Hedberg, Vice Chair
Dennis I. Hirota
Crystal K. Rose

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

The following table shows, for the year ending December 31, 2009, information on compensation earned by or awarded to each non-employee director who served on the Company’s Board during 2009.

	Fees Earned or Paid in Cash	Stock Awards(1)	Options Awards	Non-Equity Incentive Plan Compensation	Change in Pension Values & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)
Richard J. Blangiardi	$36,867	na	$8,000	na	$0	$0	$44,867
Christine H. H. Camp	$53,667	na	$8,000	na	$0	$0	$61,667
Earl E. Fry	$63,667	na	$8,000	na	$0	$0	$71,667
B. Jeannie Hedberg	$41,867	na	$8,000	na	$0	$0	$49,867
Dennis I. Hirota	$45,267	na	$8,000	na	$0	$0	$53,267
Paul J. Kosasa	$37,200	na	$8,000	na	$0	$0	$45,200
Colbert M. Matsumoto	$56,133	na	$8,000	na	$0	$0	$64,133
Crystal K. Rose	$61,667	na	$8,000	na	$0	$0	$69,667
Mike K. Sayama	$46,067	na	$8,000	na	$0	$0	$54,067
Maurice H. Yamasato	$41,267	na	$8,000	na	$0	$0	$49,267
Dwight L. Yoshimura	$49,667	na	$8,000	na	$0	$0	$57,667

Note:	“na” means “not applicable” in this table and all other tables throughout this Proxy Statement.

Note:
The annual compensation of Mr. Migita (the former Chairman of the Board, President and CEO) is reported with the other Named Executive Officers (“NEOs”) in the Summary Compensation Table.  Paul J. Kosasa was appointed Chair of the Compensation Committee effective October 28, 2009, replacing Colbert M. Matsumoto.

(1)
Non-employee directors of the Company and Bank have been eligible to participate in the company’s 1997 Stock Option Plan and continue to be eligible to participate in the Company’s 2004 Stock Compensation Plan.  The table below shows the aggregate number of unexercised option awards and unvested stock awards for each director as of December 31, 2009.

	Unexercised Stock Options	Unvested Restricted Stock	Outstanding Equity Awards at Fiscal Year End
(a)	(b)	(c )	(d)
Richard J. Blangiardi	4,301	335	335
Christine H. H. Camp	4,301	335	335
Earl E. Fry	4,301	0	0
B. Jeannie Hedberg	4,301	335	335
Dennis I. Hirota	4,301	335	335
Paul J. Kosasa	4,301	335	335
Colbert M. Matsumoto	9,413	335	335
Crystal K. Rose	4,301	335	335
Mike K. Sayama	13,011	335	335
Maurice H. Yamasato	4,301	335	335
Dwight L. Yoshimura	14,294	335	335

(b)
The 4,301 in vested unexercised stock options represent options that were granted on March 11, 2009 to each non-employee director as their Company annual retainer in lieu of cash.  In addition, Colbert M. Matsumoto has vested, unexercised stock options of 1,725 and 3,387, Mike K. Sayama has vested, unexercised stock options of 1,598, 3,725 and 3,387 and Dwight L. Yoshimura has vested, unexercised stock options of 4,508, 4,098 and 1,387, all granted under the 1997 Stock Option Plan on September 15, 2004 related to the merger with CB Bancshares, Inc.

The following table shows the grant date, the grant price, the Black Scholes grant date fair value, and the Black Scholes input assumptions employed to value the stock options granted on March 11, 2009:

Grant	Grant Price	Black-Scholes Grant Date Fair Value	Volatility	Risk-Free Rate	Expected Life	Dividend Yield
3/11/2009	$3.95	$1.86	63.60%	2.13%	3.5	0.30%

(c)
The 335 in unvested restricted stock represent a grant of Common Stock on March 15, 2005 to non-employee directors under the Company’s 2004 Stock Compensation Plan, which vests on March 15, 2010.  Earl E. Fry was not on the Board at the time of grant.

Retainer & Meeting Fees

The Company and the Bank respectively paid each of their non-employee directors $800 per Board meeting attended and $600 per Board committee meeting attended in 2009.  In addition, an annual retainer of $8,000 was provided to each non-employee Company director and $12,000 to each non-employee Bank director during 2009.  As noted above, for 2009 the Company annual retainer of $8,000 was paid in the form of stock options granted on March 11, 2009 to better align the longer-term interests of the Board with those of our shareholders.

The Chair of the Audit Committee (Earl E. Fry) receives an additional $12,000 annually, the Chair of the Compensation Committee (Colbert M. Matsumoto, former Chair; Paul J. Kosasa, former Chair; Richard J. Blangiardi, current Chair as of March 11, 2010) an additional $8,000 annually, and the Chair of the Corporate Governance & Nominating Committee (Crystal K. Rose) an additional $8,000 annually.

Effective January 1, 2010, the Company Board and Bank Board approved a 37.5% reduction in annual Retainer fees for non-employee directors to $5,000 and $7,500 respectively.   The Company Board annual retainer fee of $5,000 would be received in equity to be granted on March 10, 2010.  The Chairman of the Board received a 37.5% reduction in annual CPF and CPB Chair Retainer Fees from $160,000 to $100,000.   The Company Board and Bank Board also approved effective January 1, 2010, a 50% reduction in Committee Chair Fees as follows:

•	CPF/CPB combined Audit Committee Chair fee of $6,000
•	CPF/CPB combined Compensation Committee Chair fee of $4,000
•	CPF/CPB combined Corporate Governance & Nominating Committee Chair fee of $4,000

Directors Stock Opportunity

Non-employee directors of the Company and the Bank are eligible to participate in the Company’s 2004 Stock Compensation Plan. The Company determines annually if any grants will be made under the Plan.  For 2009 and 2010, the non-employee directors of both the Company and the Bank determined that any grants of equity, other than the Company retainer fee, which was paid in form of stock options in 2009 and full value shares in 2010, were not appropriate; except, however, that the Company and the Bank may elect for 2010 to grant equity in lieu of other cash fees that directors currently receive.

Directors Deferred Compensation Plan

The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees.  Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur by no later than the tenth (10th) anniversary of separation from service.  Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which are selected by the director.  No Plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in column (f) of the Directors Compensation table on the previous page.  The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

In March 2009, the Compensation Committee met with the Committee’s designated senior risk officer (SRO), our Director of Internal Audit, to discuss the review of executive incentive compensation arrangements for our senior executive officers (SEOs, aka NEOs) to ensure these arrangements do not encourage the SEOs to take unnecessary and excessive risks that threaten the financial value of the company.  In completing the review, the SRO utilized the input and perspective of other non-SEO officers with risk oversight, including our Controller, Treasurer, Director of Credit Review, and Division Manager, Commercial Banking.   The review covered the following incentive compensation arrangements:

•	The compensation arrangement for Chairman, President, and CEO Ronald K. Migita for period August 1, 2008 through June 30, 2009.
•	Central Pacific Financial Corp’s 2004 Annual Executive Incentive Plan, accompanied by 2009 target performance objectives
•	Central Pacific Financial Corp’s 2004 Stock Compensation Plan
•	Central Pacific Financial Corp’s Long Term Executive Incentive Plan accompanied by 2008 – 2011 target performance objectives and 2009 target performance objectives.

The Compensation Committee’s review and discussions of the risks that face the Company concluded that the Company’s and Bank’s executive compensation philosophy, complemented by the appropriate balance and mix of compensation incentives, payment plans (cash and equity), short and long term initiatives and stock ownership requirements are adequate and the senior executive incentive plans are reasonably unlikely to encourage unnecessary and excessive risk that may threaten the overall value of the financial institution.

Summary of the specific findings from the review included:

1)
Observation that some individual performance measures on a stand alone basis in Mr. Migita’s compensation agreement may be considered to contain elements of unnecessary and/or excessive risk that could have a negative impact on the value of the Bank.   These elements were related to (1) achieving a reduction in the California loan portfolio without consideration of the credit quality or impact on earnings, (2) achieving a specific loan-to-deposit ratio without consideration of net interest margin, and (3) a significant weighting of Mr. Migita’s plan towards a short term incentive versus a more balanced fixed salary and short and long term incentives.    However in evaluating Mr. Migita’s entire compensation package, the senior risk officer noted there were mitigating factors which offset the individual risk elements, including (1) Mr. Migita’s ownership of over 200,000 shares of CPF stock and his long standing vested interest in CPF, (2) the total performance objectives appeared appropriately weighted and collectively balanced the overall risk, (3) incentive payments were split between cash and equity, and (4) reasonable maximum caps were established for awards.

2)	Observation that the following current incentive plan features and changes to the Company’s and Bank’s compensation philosophy helped reduce or eliminate unnecessary and excessive risks:

•	Update of compensation peer group from only high performing banks to a mix of peer banks aligned with our size, business model, and geographic location,
•	No annual cash incentive plans for the remaining four SEOs for 2009,
•	2009 Long Term Incentive Plan (“LTIP”) for the non-CEO SEOs contained holdback provisions,
•	LTIP pay opportunities for non-CEO SEOs were lowered,
•	LTIP had a better balance of objectives,
•	SEOs have stock ownership requirements, and
•	CPF 2004 Stock Compensation Plan is shareholder approved.

In October 2009, the Compensation Committee met with the SRO designee to discuss the review of non-SEO incentive compensation plans to ensure these arrangements do not encourage employees to take unnecessary and excessive risks that could reasonably likely have a material adverse affect on the safety and soundness of the Company and/or to manipulate earnings which could reasonably likely have a material adverse affect on financial value of the Company.  The review identified and included 37 different employee compensation arrangements that provide for variable cash compensation bonus, commission or incentive payments.   Each arrangement is available to a different group of employees or individual, and the amounts that may be earned vary depending on the job and targeted objectives.   Incentive and commission plans for Central Pacific Homeloans (CPHL), the Bank’s mortgage subsidiary represented over half of the arrangements.    The substantial majority of the incentive payments made by the Bank is in the form of sales commissions paid to mortgage loan officers in lieu of a base salary.  The other compensation arrangements included nominal product referral and sales commissions and cash incentive programs focused on deposit growth for 2009 for the Community Banking, Commercial Banking, Commercial Real Estate, and Wealth groups For groups that had responsibility for asset quality, deposit incentive payments were negatively affected by the level of delinquent and/or non-performing assets.

The Compensation Committee’s review and discussions of the risks that faced the Company concluded that these arrangements do not encourage unnecessary and excessive risk that may reasonably likely have a material adverse affect on the Company and/or to manipulate earnings which could reasonably likely have a material adverse affect on the financial value of the Company.    The SRO also made the following recommendations for further mitigating any potential adverse risk to the Company:

•
For arrangements involving CPHL underwriters and management personnel who have loan approval authority, the criteria for payment should not be for loans approved but rather should consider the total number of loans underwritten and the quality of the underwriting.

•
For arrangements involving CPHL Secondary Marketing personnel, the criteria for payment should require interest rate locks be properly hedged with appropriate forward sales commitments, thereby reducing the Company’s interest rate risk.

•	All future plans should include clawback provisions for the recovery of any incentive payment based on materially inaccurate statements of earnings, revenues, gains, or criteria.

         The Compensation Committee discussed and concurred with these recommendations and has directed management to take steps to include these recommendations into the appropriate 2010 incentive plans.

The Compensation Committee certifies that:

(1) It has reviewed with the senior risk officers the Senior Executive Officers’ (“SEOs”, also known as NEOs) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2) It has reviewed with the senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage reasonably likely manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report, required by Item 402(b) of SEC Regulation S-K.  Based on the review and discussion, the Compensation Committee recommended to the Board that the 2009 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ending December 31, 2009.  Respectfully submitted by the members of the Board Compensation Committee:

Richard J. Blangiardi, Chair from March 11, 2010 to present Committee Member from May 19, 2004 to March 10, 2010
Paul J. Kosasa, Chair from October 28, 2009 to March 10, 2010
Committee Member from 2005 to October 27, 2009
Colbert M. Matsumoto, Chair from March 1, 2005 to October 27, 2009
Christine H. H. Camp, Vice Chair from March 11, 2010 to present Committee Member from May 28, 2008 to March 10, 2010
Earl E. Fry, Committee Member from May 28, 2008 to present
Maurice H. Yamasato, Committee Member from May 28, 2008 to present

COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is a discussion of the Company’s compensation policies for 2009 and anticipated 2010 changes, applicable to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three (3) other most highly paid executives.  We refer to these five (5) executive positions as our Named Executive Officers (“NEOs”).

Executive Summary

The Company’s and Bank’s overall financial performance experienced a steep decline in 2009 primarily due to continued deterioration in the Bank’s commercial real estate portfolios both in California and Hawaii.   The collective decision by management, the Compensation Committee and the Board  to not award any annual and long term incentives for eligible NEOs for 2009 reflects our under performance and emphasizes the Board’s commitment to pay for performance, in alignment with the interests of our shareholders.

The compensation decisions and actions in 2009 recommended by the Compensation Committee and approved by the Board were impacted by the following key factors:

1)
Continued decline in the financial condition of the Company and the Bank and the Board’s commitment to make difficult, yet sound and rational business decisions relative to the compensation of our executives,

2)	Increasing and changing regulatory restrictions and guidance regarding executive compensation, and

3)
Increased understanding of the Company’s and Bank’s risk management practices and increased direction by the Compensation Committee and the Board to ensure that the Company’s compensation practices, policies, and programs do not encourage unnecessary and excessive risks that could reasonably likely have a material adverse affect on the safety and soundness of the Company and/or manipulation of earnings which could reasonably likely have a material adverse affect on the financial value of the Company.

Compensation Philosophy and Objectives

The central principle of our compensation philosophy is that executive compensation should align with shareholders’ interest, without encouraging excessive and unnecessary risk that could threaten the overall value of the Company.  The executive compensation program is designed to:

▪	Drive performance relative to our strategic plan and goals, including financial performance;
▪	Balance the risk of short-term operational objectives with the need to build long-term sustainable value;
▪
Align executives’ long-term interests with those of shareholders by placing a portion of total compensation at risk, contingent on the Company’s performance, without encouraging unnecessary and excessive risks that threaten the overall value of the Company;

▪	Attract and retain highly-qualified executives needed to achieve our goals and to maintain an executive management group that can provide success and stability in leadership;
▪	Deliver compensation effectively, providing value to the executive in an appropriately risk controlled and cost efficient manner;
▪	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.

Our compensation program has multiple pay components, including a fixed annual salary, variable annual cash incentive pay, variable long-term equity incentives, executive retirement benefits for selected NEOs and other benefits. We believe that over the long term a combination of pay components is essential to drive executives to achieve different goals.  Our compensation structure sets base compensation at approximately the 50th percentile relative to peer banks and the other short and long term cash and equity pay components allow us to develop the appropriate total compensation opportunity for our executives.  There is no set formula to determine the mix of the various pay components and the use of the components may change from year-to-year based on the Company’s circumstances, market conditions, and competitive market for executive talent.  The Company currently participates in the U.S. Treasury’s Capital Purchase Program under the Troubled Asset Relief Program (“TARP”).  As a result of the Company's participation in TARP, in accordance with the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, certain restrictions apply to our NEOs’ total compensation.  We discuss each of the pay components, and the role they play in our overall compensation structure, in the Compensation Framework section, and describe the TARP restrictions in the Other Issues Relevant to Executive Compensation section.

Role of the Compensation Committee

The Compensation Committee is responsible for assisting the Board in overseeing the design and administration of our executive compensation program and the Company’s compensation policies, practices, and incentive plans for non-executives.   Such oversight includes evaluating and monitoring the Company’s compensation programs, policies, and practices which could have a material adverse affect on the risk profile of the overall Company.  Appropriate reviews would include at least semi-annual discussions with the Committee appointed senior risk officer to ensure all incentive and bonus compensation plans, structures and arrangements, including those for NEOs’, do not have a reasonable likelihood to encourage excessive  and unnecessary risk taking and do not pose a threat to the Company’s safety and soundness or the Company’s financial stability.  The Committee also evaluates and recommends to the Board appropriate policies and decisions relative to executive officer compensation and benefits, including determination of performance and payout targets under the Company’ annual and long-term incentive plans.  It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

As a result of the Company participating in the United States Department of the Treasury’s Capital Purchase Program, the Compensation Committee’s role has expanded to ensure compliance with its requirements.  For further information see the Other Issues Relevant to Executive Compensation section.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee frequently requests the CEO to be present at Committee meetings to discuss executive compensation and evaluate the performance of both the Company and individual executives. Other executives may be requested to attend Committee meetings to provide pertinent financial, legal, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding changes in executive compensation and other Company compensation matters under their purview for recommendation to the full Board.

The CEO does not provide recommendations for changes in his own compensation. The Compensation Committee discusses the CEO’s compensation with him, but the Committee makes final deliberations and all votes regarding the recommendation of his compensation to the full Board are made in an executive session, without the CEO present. The Committee initiates any changes in the CEO’s compensation based on a variety of factors including but not limited to Company performance, regulatory restrictions/guidance, periodic market reviews, and recommendations from independent external executive compensation consultants. For executives other than the CEO, the Committee uses the CEO’s proposals and input from outside advisors in making its recommendations to the full Board.

Interaction with Consultants

From time to time, the Compensation Committee seeks advice from outside experts in the executive compensation field.  The Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues.  In 2009, the Committee retained Amalfi Consulting, LLC (“Amalfi Consulting”) to assist with several projects.

Amalfi Consulting's consultants report directly to the Compensation Committee and the Committee discusses, reviews, and approves all consulting projects performed by Amalfi Consulting.  The Compensation Committee periodically reviews the relationship with Amalfi Consulting and considers competitive proposals from other firms.  In 2009, Amalfi Consulting fees were less than $120,000 and they provided strictly executive and director compensation related services and did not provide any other non-executive compensation services.

Compensation Committee Activity and Key Initiatives During 2009

The Compensation Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position to meet the goal of attracting, retaining, and motivating key executives without encouraging unnecessary and excessive risk that could pose a threat to the Company’s safety and soundness, and financial stability.  In 2009, the Compensation Committee met nine (9) times and completed the following initiatives and actions:

•
Overall Compensation for Executive Management – In coordination with Amalfi Consulting, the Compensation Committee reviewed and updated the compensation philosophy and structure, as well as the compensation peer group for the Company to reflect the present financial outlook.   Amalfi Consulting completed and the Compensation Committee reviewed and discussed a market analysis of NEO compensation in order to design the 2009 compensation programs.

•
Review of Annual Incentive Plan (“AIP”) – The Compensation Committee reviewed the Bank-wide performance against performance measures for 2008, determined threshold goals were not met and as such, determined that no annual cash incentive would be paid under this Plan for 2008.  Management presented and the Compensation Committee accepted a recommendation that eligible non-CEO NEOs forgo any Annual Incentive Plan payments for 2009 due to the financial condition of the Company and to further support the Company’s expense reduction efforts.

•
Design and Implementation of 2009 Long-Term Incentive Plan (“LTIP”) – The Compensation Committee worked with Amalfi Consulting to design and implement a new LTIP for key executives.  The new plan incorporated the following features:

1)
A discretionary grant of equity up to the one third of annual compensation limits allowed under TARP, to be granted following the 2009 performance period of January 1, 2009 through December 31, 2009, considering actual performance results against a framework of goals and targets.

2)
Awards consisting of 100% restricted stock with a minimum two years of time vesting following grant date subject to additional restrictions on transferability tied to the redemption of TARP securities.

•
Review of TARP on NEO Total Compensation Opportunity – Amalfi Consulting presented to the Compensation Committee the impact of the June 2009 TARP compensation regulations on executive pay and NEOs’ total compensation opportunity.  The presentation included considerations for adjusting base salary in 2009 either through cash or equity grants, which the Compensation Committee discussed and deliberated on.  While the opportunity to make base salary adjustments would have been within acceptable market parameters, given the financial circumstances of the Company, the Compensation Committee decided to withhold any market salary adjustment for 2009.

•	Base Salaries – The Compensation Committee reviewed the NEOs’ base pay and recommended to the Board the salary adjustments described in the Salary Adjustments made in 2009 section.

•
CEO Compensation Review – Evaluated CEO performance for the period of August 1, 2008 to June 30, 2009 and recommended to the Board the incentive award payment for this period.   Working with Amalfi Consulting, developed and recommended to the Board a new CEO compensation arrangement for July 1, 2009 through December 31, 2009.   Reviewed the CEO compensation and recommended to the Board no salary increase and no variable pay component for the 2010 CEO compensation arrangement.

•
Review of Executive Compensation and all Incentive Plans for Unnecessary and Excessive Risk with Senior Risk Officer – The Compensation Committee met with the senior risk officer (SRO) in March and October to discuss findings from the SRO review of executive compensation plans and non-executive incentive compensation plans for unnecessary and excessive risk.   The overall finding from the discussions was that the Company’s plans did not individually or in its entirety encourage any unnecessary and excessive risks that may threaten the overall value of the financial institution.   The reviews and discussions did, however, identify recommendations for further decreasing unintended risk in future plans.    Such recommendations and follow-up actions are detailed in the Compensation Committee Report.

•
Policy Prohibiting Excessive or Luxury Expenditures – The Compensation Committee reviewed, discussed, and recommended to the Board the adoption of the Company’s Policy Prohibiting Luxurious and Excessive Expenditures.

•
Board Retainer Fees – The Compensation Committee reviewed and the Board accepted the Committee’s recommendation to reduce, effective January 1, 2010, (1) all non-employee directors’ and the Board Chairman’s annual retainers by 37.5% and (2) all Committee Chair fees by 50%.

•
Staying Abreast of Changing Regulations – The Compensation Committee participated in various Amalfi Consulting briefings detailing (1) the changing regulatory environment impacting executive compensation and (2) the Committee’s expanded responsibilities for and oversight of company-wide compensation risk management.

Pay Level and Benchmarking

Benchmarking is an important part of our executive compensation review process.  It includes an external review against peer companies and internal review based on pay equity, job scope, responsibility and experience.  For 2009, prior to the decision to remove both the annual and long term incentive opportunity, we designed our compensation structure to position an executive’s total direct compensation at target at about the 50th percentile of our peer group.

Selection Criteria for the Company's Compensation Peer Group – We worked with Amalfi Consulting to identify the peer group and selected nineteen (19) banks based upon the following criteria:

1)	Publicly-traded United States banks with executive compensation reported in public filings.
2)	Prior year annual assets must be between $3 billion and $11 billion.
3)	Community banks serving both commercial and consumer business.
4)	Headquartered in a major U.S. metropolitan area, primarily on the west coast of the United States.

The Compensation Committee reviews the Compensation Peer Group’s composition on an annual basis and modifies the group as necessary to ensure alignment with the Company’s compensation philosophy, structure, and targeted performance levels.  In determining the actual pay level of each NEO, the Compensation Committee compares comparable positions in the peer group and also considers issues of internal pay equity, scope of responsibilities and experience.

Target Total Executive Compensation

The Committee compares NEO base salary, total cash and total direct compensation to the Compensation Peer Group.  Due to the decisions to forgo annual incentive payments and any Long Term Incentive Plan equity grants for 2009 the comparison below only shows how average base salary levels for the NEOs compared to the Compensation Peer Group for 2009.

Comparison of the Company to Compensation Peer Group
Salary
2009 Target Percentile Rank to Peers	50th Percentile
Average difference for all NEOs, other than Mr. Migita, between Company and Peers	-7%

The average difference noted above for 2009 reflects the compensation for Messrs. Hirata, Fujimoto, Isono and Chinn.  Due to Mr. Migita’s special compensation arrangement, which was an individualized performance-based plan designed upon his August 1, 2008 hire and its distortion of Target Level Performance, he was not included in this comparison.  Also, Ms. Weisman replaced Mr. Chinn after this analysis was completed.

Compensation Peer Group

The following peer group was created in late 2008, based on the identified criteria, and was used in coordination with the Company’s compensation philosophy to help establish the 2009 compensation structure for the NEOs, including salaries, and opportunity levels under the annual incentive and long-term incentive plans.    However, due in part to the declining financial performance of the Company, the decision was subsequently made to forgo the annual incentive opportunity, and new regulatory executive compensation restrictions impacted the long-term incentive opportunity.

Rank	Company Name	Ticker	City	State	Total Assets
					as of 9/30/2008
					($000)
1	Bank of Hawaii Corporation	BOH	Honolulu	HI	10,335,047
2	Wintrust Financial Corporation	WTFC	Lake Forest	IL	9,864,920
3	Umpqua Holdings Corporation	UMPQ	Portland	OR	8,327,633
4	SVB Financial Group	SIVB	Santa Clara	CA	8,070,945
5	Pacific Capital Bancorp	PCBC	Santa Barbara	CA	7,688,648
6	Prosperity Bancshares, Inc.	PRSP	Houston	TX	6,787,909
7	CVB Financial Corp.	CVBF	Ontario	CA	6,421,786
8	Western Alliance Bancorporation	WAL	Las Vegas	NV	5,228,970
9	Glacier Bancorp, Inc.	GBCI	Kalispell	MT	5,173,109
10	Sterling Bancshares, Inc.	SBIB	Houston	TX	4,947,229
11	Banner Corporation	BANR	Walla Walla	WA	4,650,259
12	PacWest Bancorp	PACW	San Diego	CA	4,363,217
13	Frontier Financial Corporation	FTBK	Everett	WA	4,244,963
14	Imperial Capital Bancorp, Inc.	IMP	La Jolla	CA	4,105,458
15	Westamerica Bancorporation	WABC	San Rafael	CA	4,089,482
16	Hanmi Financial Corporation	HAFC	Los Angeles	CA	3,765,991
17	First State Bancorporation	FSNM	Albuquerque	NM	3,468,774
18	First Financial Bankshares, Inc.	FFIN	Abilene	TX	3,148,588
19	Columbia Banking System, Inc.	COLB	Tacoma	WA	3,104,980
Average					5,673,048
25th Percentile					4,097,470
50th Percentile					4,947,229
75th Percentile					7,238,279
	Central Pacific Financial Corp.	CPF	Honolulu	HI	5,504,304
	Percent Rank				62.30%

Compensation Framework

Mix of Compensation – Historically, our compensation structure has been designed with a balance between salary and variable compensation with a majority of an executive’s direct compensation at-risk.  We intended for 2009 to follow that same mix of compensation, however, due to the continued financial challenges faced by the Company, as well as restrictions placed on incentive compensation released in the Interim Final Rule under TARP, the Company reduced base salaries, eliminated the Annual Incentive Plan opportunity and restricted the Long Term Incentive Plan opportunity to one-third of total annual compensation.

Compensation Structure for CEO Migita – For his first year of employment during which he transitioned from Chairman to Chairman, President, and CEO, the Compensation Committee recommended and the Board approved a compensation structure for Mr. Migita that differed from the other NEOs, and covered the performance period August 1, 2008 through June 30, 2009.  Mr. Migita’s initial compensation arrangement was a base salary of $1, a Chairman retainer of $160,000 per year (with no director meeting fees), with all other compensation variable and performance-based.  The decision to weight a substantial portion of compensation on performance was made to drive focus toward improving the near term financial performance of the Company and the Bank.  The achievement levels for those goals were based on the Company's earlier financial projections.  Given the rapidly changing and challenging economic environment, those goals were considered difficult to achieve.   Mr. Migita’s subsequent compensation arrangement for the period July 1, 2009 to December 31, 2009, was designed to comply with the issuance of the June 2009 TARP regulations regarding executive compensation, even though he was not designated as a Most Highly Compensated Employee for the Company in 2009.  As such, the cash incentive compensation opportunity for Mr. Migita was eliminated and his base salary for this six month compensation period was $250,000, with an incentive equity grant opportunity of restricted stock up to a maximum of one-third of his total compensation for the same period.

 Elements of Compensation – Generally, our executive compensation program consists of the following components to be used in the appropriate combination to meet our compensation philosophy and objectives including responding to changing financial conditions and regulatory restrictions and guidance.

•	Salary — Fixed base pay that reflects each executive’s position, individual performance, experience, and expertise.

•
Annual Cash Incentive — Pay that varies based on performance against annual business objectives; we communicate the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.

No annual incentives were paid in 2009 with the exception of the CEO, whose base pay was one dollar, ($1), for the period he earned the incentives.  In 2010, no Annual Incentive Plan opportunity is available to any existing NEO.

•
Long-Term Incentives — Equity-based awards with values driven by achievement of goals with a long term focus.  All equity will be limited to restricted stock grants with a maximum award of 1/3rd of total annual compensation.

•	Executive Retirement Benefits — Two Vice Chairs have grandfathered Supplemental Executive Retirement Plan (“SERP”) agreements. The Company does not intend to enter into any new SERP agreements.

•
Other Compensation — Includes perquisites, consistent with industry practices in comparable banking companies, as well as broad-based employee benefits such as medical, dental, disability, 401(k) Retirement Savings Plan and life insurance coverage. Certain executives have vested participation in our frozen Defined Benefit Pension Plan, as discussed in the narrative in the Pension Benefits section.

Salary

We pay our executives cash salaries intended to be competitive and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying salary is to provide a base level of compensation to fairly reflect the executive’s job and scope of the role performed within the Company.  There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Compensation Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives, with the guidance and support from an independent executive compensation consultant. For 2009, given the financial performance of the Company, we targeted salaries at about the 50th percentile of the Compensation Peer Group, down from a previous benchmark at the 60th to 65th percentile.

In making salary decisions, the Compensation Committee also considers the positioning of projected total compensation with target-level performance incentives.  Because we set incentive opportunities as a percentage of salary, changes in salary have an effect on total compensation.  Before recommending salary changes to the Board, the Committee reviews the projected total compensation based on the proposed salaries.

Salary Adjustments Made in 2009 – For 2009, given the financial performance of the Company, the Compensation Committee determined no general market adjustment in salary was appropriate and the ten percent (10%) reduction in pay taken voluntarily in 2008 by Vice Chairs Dean Hirata and Blenn Fujimoto was maintained.  Ronald Migita’s compensation arrangement covering the period of August 1, 2008 to June 30, 2009 ended and a new arrangement was entered into in which salary was adjusted to align with the Compensation Peer Group market analysis and annual cash incentive opportunity was eliminated.   Effective, January 1, 2009, Denis Isono, then EVP Operations, voluntarily took a ten percent (10%) reduction in base salary.  On October 13, 2009, Denis Isono was promoted to Vice Chairman and Chief Operations Officer and he received a corresponding increase in base salary to align with his new expanded responsibilities.  In August 2009, former NEO, Curtis Chinn, Chief Risk Officer left the Company and the position of Chief Credit Officer was filled on an interim basis by Mary Weisman.  Ms. Weisman received an assignment premium of $60,000, annually, for her new expanded responsibilities.    The table below summarizes the NEOs’ salaries as of January 1, 2009 compared to January 1, 2010.

Name	Position
		1-Jan-09	1-Jan-10
Ronald K. Migita(1)	Chairman of the Board, President & CEO	$ 1.00	$ 500,000
Dean K. Hirata	Vice Chairman & Chief Financial Officer	$ 274,500	$ 274,500
Blenn A. Fujimoto	Vice Chairman	$ 265,500	$ 265,500
Denis K. Isono	Vice Chairman, Chief Operations Officer	$ 211,500	$ 250,000
Mary A. Weisman	EVP, Chief Credit Officer	$ 180,000	$ 240,000

(1)
In addition to his compensation arrangement as President and CEO, Mr. Migita received an annual retainer as Chairman of the Board for the Company and Bank of $160,000 in 2009.  When Mr. Migita’s original compensation arrangement covering the period of August 1, 2008 through June 30, 2009 ended, a new arrangement was entered into in which his base salary was adjusted to align with the Compensation Peer Group market analysis and his annual incentive cash incentive opportunity was eliminated.  Effective January 1, 2010, Mr. Migita’s compensation consisted of base pay only, no variable cash or equity incentive opportunity, and his annual Chairman of the Board retainer was reduced to $100,000.

Annual Cash Incentives

Generally, we use annual incentives to focus executives’ attention on current strategic priorities and drive achievement of short-term corporate objectives.   With the exception of what was already provided for in Mr. Migita’s compensation arrangement for the period August 1, 2008 through June 30, 2009, management presented and the Compensation Committee accepted a recommendation to forgo any eligible Annual Incentive Plan payments for 2009 due to the financial condition of the Company and to further support the Company’s expense reduction efforts.  Mr. Migita also agreed to forgo any cash incentive for the compensation period July 1, 2009 through December 31, 2009.

2010 Annual Incentive Plan – Management presented and the Compensation Committee accepted a recommendation to forgo Annual Incentive Plan payments for 2010 performance to continue to support the Company’s expense reduction efforts.

Special Annual Incentive Arrangement for CEO – Mr. Migita was hired as CEO and President effective August 1, 2008 and as such his initial annual incentive period was from August 1, 2008 to June 30, 2009.

The goals for Mr. Migita’s incentive opportunity for this initial period were selected based on their ability to focus short-term performance on delivering near term financial results.  The achievement levels for these goals were based on the Company’s earlier financial projections.  Given the rapidly changing and challenging economic environment the goals were considered difficult to achieve.

The criteria for determining an award under this arrangement included the following:  (1)  Raise a minimum of $75 million dollars in new capital through the issuance of CPF convertible preferred stock and/or common stock by December 31, 2008 and maintain a “well-capitalized” regulatory designation through June 30, 2009; (2) Reduce California loan portfolio to $750 million dollars or lower as of June 30, 2009; (3) Increase total shareholder return (adjusted for the effect of any capital raise) by at least fifteen 15% as of June 30, 2009, over the closing CPF stock price on July 31, 2008; (4) Reduce the efficiency ratio for CPF and CPB to 50% or lower as of June 30, 2009; (5) Reduce the total loans to deposits ratio to 100% or lower as of June 30, 2009; and, (6) Increase the net interest margin to 4.15% or higher as of June 30, 2009.    Criterion one (1) was weighted at 25% and the other five criteria, (2-6), were weighted at 15% each.  Criterion one (1) had only a target award opportunity of $62,500 in cash and $187,500 in equity and no maximum opportunity.  The target award opportunity for each of the remaining criteria was $37,500 in cash and $112,500 in equity with a maximum award opportunity for each criterion of $75,000 in cash and $225,000 in equity.  Meeting criterion one was a requirement to earn a maximum award opportunity for any of the other criteria.

The actual results achieved and award earned by Mr. Migita were as follows:  (1) While the capital raise dollar target was exceeded, no award was earned because the completion date was not met; (2) A reduction in the California loan portfolio to $683,900,000 was achieved by June 30, 2009 and an award of $37,500 in cash and $112,500 in equity was earned; (3) This criterion was not met; (4) This criterion was not met; (5) A reduction in the total loans to deposits ratio 93% was achieved and an award of $37,500 in cash and $112,500 in equity was earned; and, (6) This criterion was not met.

Long-Term Incentives

We use long-term incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders.

2008 Long-Term Incentive Plan (“LTIP”) – With the assistance of Amalfi Consulting, the Compensation Committee designed the 2008 LTIP to align with changing priorities in the Bank’s longer-term strategic goals and consisted of equity awards in the form of Stock SARs and Performance Shares.  The NEOs received equity grants evenly split between the two forms.  In addition, the award opportunity was increased to align with the compensation framework at that time.

2008 Long-Term Incentive Plan Payout Levels (% of Salary)
Executive	Threshold	Target	Maximum
Dean K. Hirata	72%	90%	135%
Blenn A. Fujimoto	72%	90%	135%
Denis K. Isono	56%	70%	105%

Performance Metrics – The Compensation Committee selected the single performance measure of stock price for the 2008 LTIP to address the Company’s strategic needs and to create a close alignment of NEOs’ and shareholders’ interests.  In the table below, we present the structure of the plan with respect to the goals for this measure.

2008 Long-Term Incentive Plan Performance Requirements and Impact on Awards
Type of Award	Level of Award Granted
	Threshold	Target	Maximum
Stock SARs	There is no award at a performance level below target. If the Bank fails to meet target, the executive will not earn Stock SARs.
Stock price has to achieve the previous 12-month average stock price ($27.52) at least once during the 5 stock trading days immediately preceding the end of the 3-year performance period, and it has to have hit that level for at least 20 consecutive stock trading days during the 3-year performance period.

Stock price has to achieve an annualized 7.0% increase over the 3-year period from the 12-month average stock price from the date of grant (being $33.71) at least once during the 5 stock trading days immediately preceding the end of the 3-year performance period, and it has to have hit that level for at least 20 consecutive stock trading days during the 3-year performance period.

Performance Shares	1/3 of the target level of performance shares will vest with time on the third anniversary of the grant. This is strictly time vesting and will occur regardless of stock price performance.

Review of Prior Amounts Granted and Realized.  We intend to motivate and reward our executives to achieve superior future performance, and consider prior gains (or losses) from stock compensation to determine if future equity awards at the chosen opportunity levels are appropriate for retention and realignment with shareholder value.

2009 Long Term Incentive Plan (“LTIP”) Design and Goals – In February 2009, the Committee reviewed and approved the 2009 LTIP design for the NEOs.  Target opportunity and threshold were reduced to align total compensation with the revised 2009 Compensation Peer Group, as noted in the table below.  While payout levels were modified, types of awards continued to be all equity.  Any equity to be awarded was to be based on 2009 annual performance in a mix of 50% Stock SARS and Restricted Stock with the exception of Mary Weisman, who was not an NEO at the time of the initial plan design and therefore eligible for 100% Restricted Stock consistent with other non NEO-officers.   Then in June 2009, the U.S. Treasury released regulations in an Interim Final Rule that set standards for complying with the executive compensation and corporate governance provisions for TARP recipients contained in the Emergency Economic Stabilization Act of 2008 (EESA) as amended by the American Recovery & Reinvestment Act of 2009 (ARRA).   These required a modification to the original 2009 LTIP design for the NEOs.  The type of equity to be awarded was limited to restricted stock and the maximum award capped at one-third (1/3) of total compensation for the year in which the grant is made.  The equity awarded would be based on performance and granted in March 2010 followed by two (2) years of service vesting ending in March 2012.

2009 Long-Term Incentive Plan Payout Levels (% of Salary)
Executive	Threshold	Target	Maximum
Dean K. Hirata	35%	70%	105%
Blenn A. Fujimoto	35%	70%	105%
Denis K. Isono	30%	60%	90%
Mary Weisman	15%	30%	50%
As noted above, these payout levels were subsequently modified due to regulatory restrictions.

The actual level of payout, up to regulatory restrictions, was to be left to the Compensation Committee’s discretion and would consider the performance achievement of the 2009 objectives as outlined below:

•	Maintain Compliance with Regulatory Capital Requirements.
•	Increase Shareholder Return.
•	Increase Revenue Diversification and Manage Expenses.
•	Retain and Grow Core Deposits.
•	Manage Net Interest Margin.
•	Manage Asset Quality

Working with external compensation consultants the Compensation Committee selected this long term incentive plan design because:

1)	Given the unprecedented environment affecting financial institutions, establishing a long term goal that was achievable, yet drove high performance was unrealistic;
2)	Management had no Annual Incentive Plan for 2009; and
3)	The requirement of an additional two (2) year vesting period would continue to focus management performance on increasing shareholder value over the long term.

In January 2010, the Compensation Committee reviewed and discussed the performance achievement of the 2009 objectives.  While some of the stated goals were met, the Committee determined a payout under the 2009 LTIP would be inappropriate given the overall financial performance of the Company in 2009.

Executive Retirement Benefits

We provide Supplemental Executive Retirement Plan (“SERP”) benefits for Dean Hirata and Blenn Fujimoto as a part of their overall compensation package.  The grandfathered SERPs were intended to help support the objective of maintaining a stable, committed, and qualified team of key executives through the inclusion of retention and non-compete provisions.  The Compensation Committee’s analyses of competitive positioning of total compensation take into account the value of executive retirement benefits.    For Messrs. Hirata and Fujimoto, SERP benefits vest over ten (10) years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention: 0% vesting before four (4) years, 10% vesting per year in years four through six, 15% vesting per year in years seven and eight, and 20% vesting per year in years nine and ten.  Mr. Hirata previously had two (2) SERPS; one (1) plan through CB Bancshares, Inc. (CBBI) and one (1) through the Company.  Both SERPs were combined into one (1) plan for administrative ease and did not change any benefit amounts, including his entitlement to the full vested amounts under the CBBI Plan until such time that benefit is exceeded by the benefit provided under the new combined Company plan.    Mr. Fujimoto is also entitled to benefits under the Company’s Defined Benefit Pension Plan.  This Plan was frozen and closed to new participants effective December 31, 2002.  We provide additional details regarding our Defined Benefit Pension Plan and SERP arrangements in the Pension Benefits section.

Other Compensation

The NEOs participate in our broad-based employee benefit plans, such as medical, dental, 401(k) and profit sharing, deferred compensation plan, supplemental disability and term life insurance programs.  All of the NEOs received an automobile allowance and most receive payment of fees for social and/or country club memberships, which are used for business development and business retention purposes.   Mr. Migita also receives a retainer fee as Chairman of the Board for the Company and the Bank.  The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table.  The Compensation Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Compensation Committee regularly reviews the perquisites we provide.

Other Issues Relevant to Executive Compensation - Emergency Economic Stabilization Act of 2008 (“EESA”) and American Recovery and Reinvestment Act of 2009 (“ARRA”)

On January 9, 2009, as part of the Capital Purchase Program under TARP in accordance with the Emergency Economic Stabilization Act of 2008, and pursuant to the terms of a Letter Agreement, dated January 9, 2009 and the related Securities Purchase Agreement—Standard Terms (collectively, the “Securities Purchase Agreement”), the Company issued and sold to the U.S. Treasury (i) 135,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value and having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 1,585,748 shares of the Company’s common stock, no par value, at an exercise price of $12.77 per share, for an aggregate purchase price of $135 million in cash.

Executive Compensation Limitations under EESA, ARRA and the Securities Purchase Agreement.  Under EESA, ARRA and the Securities Purchase Agreement, the Company will be subject to certain restrictions with respect to the compensation of its Senior Executive Officers and other specified employees until such time as the U.S. Treasury ceases to own any equity or debt securities acquired from the Company pursuant to TARP (the “Securities”). The specific impact of the restrictions and limitations continue to evolve, and issuances of regulations by the U.S. Treasury have helped to define the new restrictions and limitations on the Company’s compensation practices. It is the Company’s intent to fully comply with applicable restrictions as issued by the U.S. Treasury, FDIC, SEC and any other governing body.  In addition, it is the intent of the Company to comply with recently distributed guidance from the FRB and FDIC with respect to sound incentive compensation policies.

For purposes of these restrictions and guidance, “Senior Executive Officers” or “SEOs” are defined as (1) the principal executive officer, (2) the principal financial officer and (3) the three most highly compensated executive officers other than the principal executive and financial officers as determined under applicable SEC rules. The Company has determined the following executive officers of the Company constitute “SEOs”:  Mr. Migita (prior to his retirement), Mr. Hirata, Mr. Fujimoto, Mr. Isono and Ms. Weisman, and they are the same group of executives included in the Company’s definition of Named Executive Officers, (NEOs).

Unnecessary and Excessive Risk.  In accordance with the regulatory restrictions and guidance, the Company has taken and will continue to take the appropriate steps to prevent incentivizing SEOs from taking unnecessary and excessive risks that threaten the value of the Company during the period the U.S. Treasury holds the Securities:

—
The Compensation Committee (i) by 90 days after the purchase under TARP reviewed the SEOs’ incentive and bonus compensation arrangements with the senior risk officer (or other personnel that act in a similar capacity) to ensure that the SEO incentive arrangements did not encourage SEOs to take such unnecessary and excessive risks and (ii) made reasonable efforts to limit any features of the SEOs’ incentive arrangements that would lead the SEO to take such unnecessary and excessive risks;

—	The Compensation Committee met with the senior risk officer to review the relationship between the institution’s risk management policies and the SEO incentive arrangements;

—
The Compensation Committee, comprised entirely of independent directors, met twice in 2009 with the senior risk officer to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such plans; and

—
The Compensation Committee certified and will take appropriate action to be able to continue to certify in the Compensation Committee Report, included in the Company’s proxy statement, that it has completed the reviews discussed in the prior two bullet points.

General Prohibition.  ARRA included an additional compensation standard prohibiting the use of any compensation plan that encourages manipulation of reported earnings.

Prohibition on Bonus, Retention Awards or Incentive Compensation.  During the period the U.S. Treasury holds the Securities, the Company will be prohibited from paying or accruing any bonus, retention award or incentive compensation to the top five (5) most highly compensated employees (MHCEs) for the applicable period.  While the Company’s SEOs and MHCEs are not always the identical group, in the desire to demonstrate good faith compliance with this restriction, the Company has taken the position that all SEOs will be treated as though they were MHCEs.  These restrictions do not apply to “long term” restricted stock that (1) does not “fully” vest while the Securities remain outstanding, (2) has a value that is one-third or less of the total amount of annual compensation of the employee receiving the restricted stock and (3) is subject to such other terms and conditions as U.S. Treasury may determine is in the public interest.

Clawbacks.  Any incentive or bonus payments paid to an SEO and the next twenty most highly-compensated employees during the period that the U.S. Treasury holds the Securities must be subject to a “clawback” if the payments were based on materially inaccurate financial statements or any other materially inaccurate financial performance metric criteria.

Golden Parachute Payment Prohibition.  The Company may not make any “golden parachute payments” to SEOs or the next five most highly compensated employees during the period the U.S. Treasury holds the Securities. For these purposes, the term “golden parachute payment” generally means any payment to a subject individual made on account of any termination from employment.

Deduction Limitations.  EESA also applies an amended deduction limitation under Section 162(m) of the Internal Revenue Code to the Company for the period that U.S. Treasury holds the Securities.  Under this new deduction limitation, the deduction limit for remuneration paid to SEOs during any taxable years was reduced from $1 million to $500,000.  The $500,000 deduction limit is computed without regard to “performance-based compensation” and certain deferrals of income.

Limitation on Luxury Expenditures.  ARRA requires the Board, during the period that U.S. Treasury holds the Securities, to have in place a Company-wide policy prohibiting excessive or luxury expenditures, as identified by the U.S. Treasury.

CEO and CFO Certifications of Compliance.  ARRA requires the CEO and CFO to provide to the SEC, written certifications of compliance with the EESA and AARA executive compensation and corporate governance requirements.

As the Compensation Committee reviews the Company’s compensation arrangements going forward, it will continue to take into account, and the Company will comply with, the restrictions set forth in EESA and ARRA and related regulations, as they are promulgated.

Letter Agreements of the SEOs.  In connection with the issuance of the Securities, each of the named executive officers that was or is a SEO for purposes of the Capital Purchase Program executed a letter agreement acknowledging and agreeing to the following:

—
The officer will not be entitled to receive certain golden parachute payments during the period in which the U.S. Treasury holds the Securities under the Capital Purchase Program (the “Capital Purchase Program Covered Period”).

—
The officer will be required to and shall return to the Company any bonus or incentive compensation paid to the officer by the Company during the Capital Purchase Program Covered Period if such bonus or incentive compensation is paid to the officer based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

—
Each of the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (the “Benefit Plans”) applicable to the officer is amended to the extent necessary to give effect to the immediately preceding bullet points.

—
To the extent that the Company determines that the Benefit Plans must be revised to ensure that the Benefit Plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company, the officer and the Company will agree to negotiate and effect such changes promptly and in good faith.

Additionally, each SEO executed a letter agreement setting forth the order in which payments and benefits will be reduced in the event required in connection with “golden parachute” limitations required in connection with the Company’s participation in the Capital Purchase Program.

Adjustment or Recovery of Awards

Although we do not have a separate policy regarding recovery or clawback of incentive awards in the event of misstated or restated financials results, with our participation in the Capital Purchase Program, as discussed above, we are required to ensure that any executive incentive compensation plan does include such a provision for inaccurate financial statements or incentive criteria.  The Company has complied with this requirement for plans that have been reviewed and finalized and will continue to update the language for all other incentive plans.  Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason (which would include misstated or restated financial results).  In addition, Section 304 of the Sarbanes-Oxley Act provides the ability to recover incentive awards if we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct.  In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months.

Timing of Equity Grants

On October 25, 2006, we adopted formal guidelines regarding the equity grant process and related controls.  The guidelines, which were reviewed and readopted (with minor changes) on January 30, 2008 are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment.  The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date.

Stock Ownership Guidelines

On July 27, 2005, the Board adopted stock ownership guidelines applicable to all directors and executive officers of the Company and the Bank, which were reviewed and readopted (with minor changes) on January 30, 2008.  The guidelines are discussed in more detail under the Corporate Governance and Board Matters - Director/Executive Officer Stock Ownership Guidelines section.  These guidelines have been established to more closely align NEOs’ interest with shareholders as well as for retention purposes.  The ownership multiples vary based on the level of the position within the Company.

Employment Agreements

None of the current NEOs have an employment agreement with the Company and are employed on an “at will” basis.

Change-In-Control Agreement

Mr. Isono does not participate in a SERP agreement and his previous employment agreement with the Company expired in 2008.  In order to promote retention and provide continuity throughout our management team in the event of a potential merger or acquisition, the Company entered into a change-in-control agreement with Mr. Isono in 2008.  The terms of the agreement were determined based on a review of peer benefit practices and a review of potential payments provided to the Company’s other NEOs in the event of a change-in-control.  However, regulatory restrictions prohibiting the award of any “golden parachute payment” during the period the U.S. Treasury holds securities has precedence over this agreement.  Additional details regarding Mr. Isono’s change-in-control agreement can be found in the narrative in the Compensation and Change-In- Control Agreements section

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs.  For example, in selecting long-term incentive compensation elements, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards.  Under current accounting rules (i.e., Financial Accounting Standard ASC Topic 718), we must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in our stock.  The grant-date fair value is amortized and expensed over the service period or vesting period of the grant.  In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date.  In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.  Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year.  In addition, our participation in the Capital Purchase Program has reduced this limit to $500,000 for our NEOs and expanded the definition of what is includable in “compensation”.  The Committee has retained the flexibility, however, to pay compensation which is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Conclusion

Two thousand and nine was an absolutely difficult year for the Company and the overall financial results were far below acceptable performance.   As such, management, the Compensation Committee, and the Board collectively agreed: (1) To forgo the 2009 annual incentive opportunity for all eligible NEOs and (2) That any discretionary awards under the Long Term Incentive Plan were inappropriate, and not in alignment with the interests of our shareholders.

While the Company’s goal is to achieve steady and sustainable profitability, in the near term the focus continues to be on achieving and maintaining necessary levels of capital, improving the overall quality of our asset portfolio, and managing our liquidity and expenses.   In this environment, and with the desire to demonstrate fiscally prudent executive compensation decisions, management, the Compensation Committee, and the Board fully support forgoing the annual incentive opportunity for all existing and eligible NEOs in 2010 and to defer any awards of long term equity grants until the financial condition of the Company improves.

The Compensation Committee and the Board, however, still believe in the longer term it is important to provide market based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company’s success.   Such compensation would include the full range of compensation components, including incentive awards that would vary with our financial performance based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk that could threaten the overall value of the Company.   Equally important is the need to maintain shareholder confidence and comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.

Therefore, the Compensation Committee evaluates our compensation program and its related components on an ongoing basis.   Adjustments are made to the compensation structure as appropriate to maintain the Company’s competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance.  The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure which focuses on the achievement of short term objectives, and affirms the philosophy for driving long-term shareholder value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2009, the Compensation Committee of the Company was composed entirely of the following five (5) independent directors: Paul J. Kosasa (Chair), Richard J. Blangiardi (Vice Chair), Christine H. H. Camp, Earl E. Fry, and Maurice H. Yamasato.  This list of directors reflects a change in composition to the Committee effective October 28, 2009, when Colbert M. Matsumoto resigned as Chair of the Committee and was replaced by Paul J. Kosasa as Committee Chair.  The Compensation Committee was changed on March 11, 2010 and is now constituted as follows: Richard J. Blangiardi (Chair), Christine H. H. Camp (Vice Chair), Earl E. Fry, Paul J. Kosasa, and Maurice H. Yamasato.  None of the Compensation Committee members are or were former officers or employees of the Company.  Relationships that members of the Compensation Committee have had and/or maintain with the Company are described in the foregoing Corporate Governance and Board Matters, Director Independence and Relationships section.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by each of the NEOs for the fiscal year ended December 31, 2009.  The material terms of compensation and change-in-control agreements to which some of the NEOs are a party are discussed in the Compensation and Change-In-Control Agreements narrative following the Option Exercises and Stock Vested table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation		Change in Pension Value & Non-Qualified Deferred Compensation Earnings		All Other Compensation (8)	Total
		($)		($)		($)		($)		($)		($)		($)	($)
(a)	(b)	(c )		(d)		(e)		(f)		(g)		(h)		(i)	(j)
Ronald K. Migita, Chairman of the Board, President & CEO	2009	$250,000	(1)	$0		$112,500		$112,500		$75,000	(6)	na		$193,332	$743,332
	2008	$1		$0		na		na		na		na		$217,133	$217,134
Dean K. Hirata, Vice Chairman & Chief Financial Officer	2009	$274,500		$0		$0		$0		$0		$0	(7)	$32,929	$307,429
	2008	$294,834		$0		$137,239	(3)	$137,249	(4)	$0		$267,512		$39,965	$876,799
	2007	$274,350		$0		$0		$32,855	(5)	$9,486		$0		$25,465	$342,156
Blenn A. Fujimoto, Vice Chairman	2009	$265,500		$0		$0		$0		$0		$0	(7)	$27,317	$292,817
	2008	$285,167		$0		$132,745	(3)	$132,748	(4)	na		$204,603		$29,808	$785,071
	2007	$257,850		$0		$0		$31,974	(5)	$9,233		$19,298		$28,850	$347,205
Denis K. Isono, Vice Chairman, Chief Operations Officer	2009	$219,965		$0		$0		$0		$0		na		$22,465	$242,430
	2008	$235,000		$0		$82,241	(3)	$82,250	(4)	$0		na		$22,830	$422,321
	2007	$217,800		$46,000	(2)	$0		$31,092	(5)	$8,976		na		$22,666	$326,534
Mary A. Weisman, Executive Vice President, Chief Credit Officer	2009	$202,500		$0		$0		$0		$0		na		$16,500	$219,000

Note:	Amounts in parentheses “( )” when used in the foregoing table and any other tables mean negative amounts.

(1)
When Mr. Migita’s original compensation arrangement covering the period of August 1, 2008 to June 30, 2009 ended, a new arrangement was entered into in which his base salary was adjusted to align with the Compensation Peer Group market analysis and his cash incentive opportunity was eliminated.  Effective January 1, 2010, Mr. Migita’s compensation consisted of base pay only, no variable cash or equity incentive opportunity, and his annual Chairman of the Board retainer was reduced to $100,000.

(2)	Mr. Isono received a one-time discretionary cash award in 2007 due to his leadership in helping the Bank comply with a regulatory order related to the Bank Secrecy Act.

(3)
For Messrs Hirata, Fujimoto and Isono, these figures for 2008 represent the grant date fair value of performance shares, assuming the number of shares associated with target performance levels vest.  These shares cover the period 2008 through 2010.  The grant date fair value associated with maximum performance levels for each of Messrs. Hirata, Fujimoto and Isono is $205,868, $199,108 and $123,362, respectively.

(4)
For Messrs. Hirata, Fujimoto and Isono, these figures for 2008 represent the grant date fair value of SARs assuming the number of shares associated with target performance levels vest.  These shares cover the period from 2008 to 2010.  The grant date fair value associated with maximum performance levels for each of Messrs. Hirata, Fujimoto, and Isono is $205,874, $199,122 and $123,375, respectively.

(5)
For Messrs. Hirata, Fujimoto and Isono, these figures for 2007 represent the grant date fair value of SARs assuming the number of shares associated with target performance levels was earned.  These SARs were granted in 2007  based on performance during the year, subject to a three year service vesting period.  Using the grant date fair value per share of $10.49, the value of the SARs actually earned for 2007 performance was $6,231, $6,063 and $5,895 for Messrs. Hirata, Fujimoto and Isono respectively.  Had maximum performance levels been achieved, the grant date fair value associated with the 2007 SARs granted for Messrs. Hirata, Fujimoto and Isono would have been $52,586, $51,181 and $49,765, respectively.

The following table shows the grant date, the grant price, the Black-Scholes grant date fair value, and the Black-Scholes input assumptions employed to value the SARs awards under the 2005 & 2008 LTI Plans as well as stock options granted to Mr. Migita under his Special Annual Incentive arrangement on September 9, 2009.

Grant	Grant Price	Black-Scholes Grant Date Fair Value	Volatility	Risk-Free Rate	Expected Life	Dividend Yield
3/14/2007	$35.90	$10.49	31.70%	4.50%	6.5 years	2.80%
3/14/2007	$35.90	$10.49	31.70%	4.50%	6.5 years	2.80%
3/12/2008	$18.88	$3.50	32.00%	2.80%	6.5 years	5.30%
9/09/2009	$2.25	$1.32	63.59%	3.11%	6.5 years	1.00%

(6)	Only Mr. Migita received a cash incentive in 2009, based on performance as summarized in the table under the Annual Cash Incentives section.

(7)
We have SERP agreements with Messrs. Hirata and Fujimoto (“SERPs”) and we have a Defined Benefit Pension Plan benefit for Mr. Fujimoto.  The change in pension value between 2008 and 2009 was -$126,179 for Mr. Hirata and -$197,793 for Mr. Fujimoto, and is reported as $0 in the Summary Compensation Table.

In July 2008, we implemented a non-qualified deferred compensation plan for all eligible Company employees with total annual compensation of $90,000 or greater.  Under this plan, deferred amounts are valued based on corresponding investments in certain measurement funds which may be selected by any eligible participating employee.  In addition, for 2009, no plan earnings were considered to be “above-market” or “preferential” for participating NEOs and as such no amount is reported.

(8)
This column includes the incremental cost of perquisites, including automobile allowance, club dues, Company contributions to the 401(k) Retirement Savings Plan, dividends, and Board Chairman retainer, as well as, Medicare premium reimbursement for Mr. Migita in lieu of his participation in the Company provided health plan.

The table below details the Other Compensation further including 401(k) Company contributions, automobile allowance, and social and/or country club amounts for each NEO during 2009.  Mr. Migita’s Board Compensation includes a retainer as the Chairman of the Board for the Company and the Bank.

Name	401(k) Retirement Savings Plan	Automobile Allowance	Club Dues	Board Compensation	Other Compensation	Total All Other Compensation
Ronald K. Migita	$9,800	$12,000	$6,140	$160,000	$5,392	$193,332
Dean K. Hirata	$9,800	$8,400	$14,479	na	$250	$32,929
Blenn A. Fujimoto	$9,800	$8,400	$8,617	na	$500	$27,317
Denis K. Isono	$8,800	$8,400	$5,265	na	$0	$22,465
Mary A. Weisman	$8,100	$8,400	$0	na	$0	$16,500

NON-QUALIFIED DEFERRED COMPENSATION

On July 1, 2008, the Company implemented a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $90,000 or greater to defer up to 80% of base pay and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis.  The plan does not feature any matching or other contributions from the Company.  In 2009, Mr. Fujimoto was the only NEO who deferred amounts under the Central Pacific Bank Deferred Compensation Plan.

A participant is always 100% vested in his or her deferred amounts.  Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for appreciation or depreciation in value based on hypothetical measurement funds in one or more of the available measurement funds chosen by the participant.  The participant’s deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, or if none, for key employees the date that is six months following a separation from service, (b) the participant’s death, (c) the participant’s disability or (d) an “unforeseeable emergency”.  For distributions upon a separation from service or at a specified time chosen by a participant, the participant may choose to receive deferred amounts as a lump sum cash payment or in annual installments over a period not to exceed five years.  For distributions on all other events, payments will be made as a cash lump sum.

Central Pacific Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets.  The assets are at all times subject to the claims of the Company’s general creditors.

Set forth below is information regarding the amounts deferred by or for the benefit of the NEOs in 2009.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Ronald K. Migita	$0	$0	$0	$0	$0
Dean K. Hirata	$0	$0	$0	$0	$0
Blenn A. Fujimoto	$18,585	$0	$4,190	$0	$31,885
Denis K. Isono	$0	$0	$0	$0	$0
Mary A. Weisman	$0	$0	$0	$0	$0

Note:  During 2009, Mr. Fujimoto deferred $18,585 in base salary under the Central Pacific Bank Deferred Compensation Plan.  The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ending December 31, 2009, as reported by the administrator of the Plan.

Name of Fund	Rate of Return
Fixed Income Vanguard VIF Money Market	0.62%
Vanguard VIF Short Term Investment Grade	13.86%
Vanguard VIF Total Bond Index	5.94%
Vanguard VIF High Yield Bond	38.85%
Large Cap Vanguard VIF Diversified Value	26.92%
Vanguard VIF Equity Income	16.77%
Vanguard VIF Total Stock Market Index	28.26%
Vanguard VIF Equity Index	26.44%
Vanguard VIF Capital Growth	34.30%
Vanguard VIF Growth	35.05%
MidCap Vanguard VIF MidCap Index	40.37%
Small Cap Vanguard VIF Small Company Growth	39.38%
Foreign/Global Vanguard VIF International	42.57%
Balanced Vanguard VIF Balanced	22.90%
Specialty Vanguard VIF REIT Index	29.14%

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			$	$	$	#	#	#	#	#	$	$
(a)	(b)		(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Ronald K. Migita	09/09/09	8/1/08 - 6/30/09 Annual Incentive	na	250,000	375,000
	09/09/09	Stock							50,000		2.25	112,500
	09/09/09	Incentive Stock Options								44,443	2.25	58,665
	09/09/09	Non-Qualified Stock Options								40,784	2.25	53,835

Note:  The cash and equity earned by Mr. Migita in 2009 were a result of achievement of goals set under his Special Annual Incentive Arrangement for the period August 1, 2008 to June 30, 2009.   Mr. Migita’s actual award based performance to stated goals was $75,000 in cash, $112,500 in stock options and $112,500 in performance shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards
	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	Option Vesting Date	# of Shares/ Units of Stock Not Vested	Market Value of Shares/Units Not Vested ($)	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested	Equity IP: Market/Pay- out Value of Unearned Shares, etc. Not Vested ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Ronald K. Migita	44,443			$2.25	9/9/2019	9/9/2009
	40,784			$2.25	9/9/2019	9/9/2009
Dean K. Hirata	5,293			$6.33	1/26/2010	9/15/2004
	15,266			$6.55	1/11/2011	9/15/2004
	10,160			$18.19	9/29/2013	9/15/2004
	3,160			$32.60	3/15/2015	3/15/2008
	2,867			$35.10	3/15/2016	3/15/2009
		594		$35.90	3/15/2017	3/15/2010
			39,214	$18.88	3/12/2018	3/12/2011			7,269	9,522
Blenn A. Fujimoto	13,200			$13.08	11/7/2010	11/7/2005
	6,924			$16.84	3/12/2012	3/12/2007
	8,916			$27.82	1/1/2013	1/1/2004
	4,025			$27.82	1/1/2013	1/1/2004
	3,075			$32.60	3/15/2015	3/15/2008
	2,790			$35.10	3/15/2016	3/15/2009
		578		$35.90	3/15/2017	3/15/2010
			37,928	$18.88	3/12/2018	3/12/2011			7,031	9,211
Denis K. Isono	8,388			$27.82	1/1/2013	1/1/2008
	2,990			$32.60	3/15/2015	3/15/2008
	2,714			$35.10	3/15/2016	3/15/2009
		562		$35.90	3/15/2017	3/15/2010
			23,500	$18.88	3/12/2018	3/12/2011			4,356	5,706
Mary. A. Weisman				$29.17	8/15/2017	8/15/2010	2,000(2)	2,620
		1,500(1)		$18.88	3/12/2018	3/12/2011			1,986	2,602

(1)	This amount represents a retention stock option award provided in 2008 to key non-NEOs. Mary Weisman participated in this award as she was not an NEO at the time of grant.
(2)	This amount represents 2,000 shares of restricted stock issued as part of Mary Weisman’s employment agreement.

OPTION EXERCISES AND STOCK VESTED

Executive Name	Grant Date	Option Awards		Stock Awards
		# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Ronald K. Migita	9/9/2009	na	na	50,000 (1)	$112,500 (1)
Dean K. Hirata	3/15/2006	0	na	2,867 (2)	$13,790 (2)
Blenn A. Fujimoto	3/15/2006	0	na	2,790(2)	$13,420(2)
Denis K. Isono	3/15/2006	0	na	2,714(2)	$13,054(2)
Note:  Messrs. Migita, Hirata, Fujimoto and Isono did not exercise any stock options or SARs during the fiscal year ended December 31, 2009.

(1)	These values represent stock awarded and earned by Mr. Migita under his Special Annual Incentive Arrangement for the period August 1, 2008 to June 30, 2009.
(2)	These values represent performance shares granted under the 2005 – 2007 LTIP to the NEOs, which vested on March 15, 2009.

PENSION BENEFITS

Executive Name	Plan Name	# of Years Credited Service	Present Value of Accumulated Benefit	2009 Payments
Ronald K. Migita	na	na	na	na
Dean K. Hirata	CPF SERP (1)	5.0	$1,341,126	$0
Blenn A. Fujimoto	CPB Defined Benefit Pension Plan (Frozen)	2.8	$14,249	$0
	CPF SERP	5.0	$384,827	$0
Denis K. Isono	na	na	na	na
Mary A. Weisman	na	na	na	na

(1)	In 2008, Mr. Hirata’s CB Bancshares, Inc. SERP and Company SERP were combined under a new restated Company SERP.

Material Terms of Pension Benefits

We currently have SERP agreements with Messrs. Hirata and Fujimoto.  SERPs are provided to the executives in order to retain and promote the NEO’s loyalty, diligence, and performance, and support the NEO’s economic security during retirement.

        SERP benefits for Messrs. Hirata and Fujimoto vest over ten (10) years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention.  The following table illustrates the vesting schedule for these officers.

Years of Service	Cumulative Vesting Percentage
Less than 4 years	0%
4 years	10%
5 years	20%
6 years	30%
7 years	45%
8 years	60%
9 years	80%
10 years or more	100%

For Messrs. Hirata and Fujimoto, the SERPs provide for a benefit equal to an annuity payable for life starting at age 65.  The SERPs, after twenty (20) years of service, are designed to provide a retirement benefit of 65% of the final three-year average of salary and bonus, reduced by other company-funded retirement benefits.  Messrs. Hirata and Fujimoto have both elected to receive their benefits in equal monthly installments over a period of 10 years.  The annuity amount on which the SERP benefit will be based is equal to (A) 65% of final average compensation, defined as the average base salary plus annual bonuses paid during the three years prior to termination, adjusted for years of service, not to exceed 75% of final average compensation, reduced by (B) the actuarial equivalent of 50% of the monthly benefit under the Social Security Act and any other retirement benefits provided by the Company.  Mr. Hirata, however, is entitled to a minimum benefit equal to the benefit calculated under the terms of the former CB Bancshares, Inc. SERP.  This minimum benefit has been integrated as part of the benefits provided by his new restated Company SERP.

Mr. Fujimoto is a participant in our Defined Benefit Pension Plan, which was frozen in December 2002.  Mr. Fujimoto no longer continues to accrue credited years of service in the Plan.

        The present values of accumulated benefits payable to each of the NEOs are determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that the values in this proxy assume no pre-retirement death.

Compensation and Change-In-Control Agreements

The following narrative summarizes the material terms of compensation and change-in-control agreements with our NEOs.  See the Potential Payments upon Termination or Change-in-Control section for additional detail regarding payments under these agreements.

Mr. Migita’s Compensation Agreement

On January 28, 2009, the Company and the Bank entered into an agreement with Ronald K. Migita, Chairman of the Board, President and CEO of the Company and the Bank confirming the terms of his compensation for the period beginning August 1, 2008 and ending June 30, 2009.  The agreement provided that Mr. Migita would continue to receive an annual retainer as Chairman of the Board of the Company and the Bank of $160,000 per annum but would not receive any Board or committee meeting fees.  As President and CEO of the Company and the Bank, Mr. Migita’s agreement also provided for an annual salary of $1.00 and entitled him to standard employee benefits and perquisites available to executives of the Company including an automobile allowance of $1,000 per month and payment of country club membership dues.  In addition, Mr. Migita was eligible to receive both an annual performance-based incentive cash payment and an annual performance-based incentive equity grant subject to performance measured during the period August 1, 2008 to June 30, 2009.

On August 5, 2009, the Company and the Bank entered into an agreement with Mr. Migita, confirming the terms of his compensation for the period July 1, 2009 through December 31, 2009.  The agreement provided that Mr. Migita would continue to receive his current retainer as Chairman of the Board of Directors of the Company and Bank totaling $80,000 for the 6-month period, but would not receive any Board or committee meeting fees.  As President and CEO of the Company and Bank, Mr. Migita would receive a total salary of $250,000 for the 6-month period (prorated and paid semi-monthly) and would be entitled to standard employee benefits and perquisites available to executives of the Company including an automobile allowance of $1,000 per month and payment of country club membership dues.  In addition, during this period Mr. Migita was eligible to receive performance-based incentive equity grants in the form of restricted stock of up to $165,000, based upon an assessment of his performance against certain performance measures by the Compensation Committee.

On December 31, 2009, the Company and the Bank entered into an agreement with Mr. Migita confirming the terms of his compensation for the period January 1, 2010 through December 31, 2010.  The agreement provides that Mr. Migita will receive a retainer as Chairman of the Board of Directors of the Company and the Bank of $100,000 per annum, reduced from his current annual retainer of $160,000, and will continue to not receive any Board or committee meeting fees.  As President and Chief Executive Officer of the Company and the Bank, Mr. Migita will receive a salary of $500,000 per annum (earned and paid semi-monthly) and will be entitled to employee benefits and perquisites available to executives, including an automobile allowance of $1,000 per month and payment of monthly country club membership dues.  Mr. Migita will not be entitled to any short or long term cash or equity incentive plan payments based on 2010 performance.

None of Mr. Migita’s compensation agreements provide for any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees subject to NEO regulatory restrictions.

Mr. Isono’s Change-In-Control Agreement

The Company entered into a change-in-control agreement with Mr. Isono in 2008.  The agreement provide that if, within the two (2) years after a change-in-control the Company terminates Mr. Isono’s employment without “Cause” or Mr. Isono resigns for “Good Reason” (each as defined in the agreement) the Company will pay a cash payment equal to three (3) times the sum of the Mr. Isono’s base salary and average bonus earned for the three (3) preceding years.  The agreement also provides that the Company pay any accrued, earned and unpaid compensation and other accrued benefits, a pro-rata bonus and that the vesting of outstanding equity awards will accelerate.  Mr. Isono will be subject to a non-solicitation and non-competition covenant for two (2) years after such termination of employment.  Receipt of benefits under the agreement is conditioned on Mr. Isono’s execution of a general release of claims in favor of the Company.

If, within two (2) years after a change-in-control, Mr. Isono’s employment is terminated due to death or disability, the agreement provides for the payment of any accrued and unpaid compensation and other accrued benefits, a pro-rata bonus and that the vesting of outstanding equity awards will accelerate.  Mr. Isono’s cash severance benefits would be reduced if they became non-deductible under Section 280G of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into agreements with certain NEOs and maintains certain plans that require it to provide compensation to the NEOs in the event of a termination of employment or a change-in-control of the Company.  The estimated amounts payable to each NEO under various termination scenarios, assuming they had occurred on December 31, 2009, are summarized in the narrative and tables below.

Impact of the Company’s Participation in the Troubled Asset Relief Program

As a participant in the Troubled Asset Relief Program (“TARP”) established by the Department of the Treasury, the Company is subject to restrictions on post-termination compensation which prohibit “golden parachute payments” during the TARP period to its NEOs and any of the next five most highly compensated employees.  For purposes of this restriction, golden parachute payments include payments for departure for any reason, except for payments for services performed or benefits accrued.  Excluded from the restrictions are payments made in the event of an employee’s death or disability.  Each of the affected officers voluntarily signed waivers releasing claims against the Company for any modification to compensation or benefit plans, arrangements, policies, or agreements that are required to comply with these restrictions.

Our presentation of potential post-termination payments reflects our participation in TARP and the associated restrictions, which will be effective for as long as U.S. Treasury holds an equity or debt position in the Company.  However, given that the Company will no longer be subject to these restrictions after the repayment of the TARP financial assistance, we also present estimated post-termination payment amounts assuming the Company was not subject to these restrictions.

Payments Upon Termination for Good Reason, Termination without Cause, or Resignation

If a change-in-control has not occurred and Mr. Hirata or Mr. Fujimoto terminate their employment for Good Reason, are terminated by the Company without Cause, or voluntarily resign, they are entitled to their vested SERP benefit, accrued through their termination date and payable at age 65.  At December 31, 2009, the present value of Mr. Hirata’s total vested SERP benefit was $1,341,126 and the present value of Mr. Fujimoto’s vested SERP benefit was $8,069.

None of the NEOs are covered under employment agreements that provide for any additional payments or benefits beyond those generally available to other employees if they terminate their employment for Good Reason, are terminated by the Company without Cause, or they voluntarily resign, assuming a change-in-control has not occurred.

Payments Upon Termination for Cause

If we terminate any NEO’s employment for Cause, we will not make any payments or provide any benefits beyond what is generally available to other employees in this termination scenario.  No SERP benefits are payable to an officer upon termination of employment for Cause.

Potential Payments Upon Termination Associated with a Change-in-Control

We entered into a Change-in-Control agreement with Mr. Isono in March 2008, as discussed in the Compensation and Change in Control Agreements narrative.  Receipt of the payments and benefits associated with this agreement is conditioned on Mr. Isono’s execution of a general release of claims in favor of the Company and adherence to non-competition and non-solicitation covenants for a period of two (2) years.  For purposes of this agreement, “Change-in-Control” generally means a merger, sale of assets or deposits, or change in Board membership resulting in the loss of a majority of the total voting power to new owners or new directors, or any outside person acquiring 25% or more of our outstanding shares.

As of December 31, 2009 Messrs. Hirata, Fujimoto, Isono and Ms. Weisman held unvested shares granted under the Company’s 2004 Stock Compensation Plan.  The Plan provides accelerated vesting in the event of a change-in-control.  In addition, Mr. Hirata and Mr. Fujimoto have SERP agreements which provide additional benefits upon termination associated with a change-in-control.  Mr. Migita did not hold unvested equity awards as of December 31, 2009 and is not covered under any agreement providing for additional or accelerated payments triggered by a change-in-control or associated termination.

•
The benefits payable under Mr. Isono’s Change-in-Control Agreement would be provided only if employment is terminated without Cause or if Mr. Isono resigns for Good Reason, as defined in his plan, within two (2) years after a change-in-control.    .

•
Additional SERP benefits payable to Mr. Hirata and Mr. Fujimoto would be provided if employment is terminated without Cause or if the NEO resigns for Good Reason, as defined in their plans, within three (3) years after a change-in-control.

•	Outstanding equity awards granted under the 2004 Stock Compensation Plan will vest upon a change-in-control, whether or not the NEO’s employment terminates.

The table below shows the estimated benefits to which each NEO is entitled upon a change-in-control as of December 31, 2009.  These benefits represent amounts beyond what each NEO would be entitled to receive upon voluntary termination as of December 31, 2009.

 PAYMENTS MADE UPON TERMINATION ASSOCIATED WITH A CHANGE-IN-CONTROL

	Mr. Migita (1)	Mr. Hirata (2)	Mr. Fujimoto (3)	Mr. Isono (4)	Ms. Weisman
Accelerated Vesting of Long-term Incentives	--	$14,284	$13,815	$8,560	$6,782
Cash Severance	--	--	--	$765,293	--
Accrued Bonus	--	--	--	$43,598	--
Accrued but Unused Vacation	--	--	--	$7,321	--
SERP Acceleration	--	$69,286	$1,307,998	--	--
Excise Tax Gross-Up (5)	--	$0	$482,897	--	--
Total	$0	$83,570	$1,804,710	$824,771	$6,782
Reduction Due to TARP	$0	($83,570)	($1,804,710)	($824,771)	($6,782)
Total Allowable Under TARP (6)	$0	$0	$0	$0	$0

(1)
Mr. Migita is not currently covered by any agreement that would provide payments or benefits following termination in association with a change-in-control.  Furthermore, Mr. Migita did not hold unvested equity as of December 31, 2009 under the 2004 Stock Compensation Plan.

(2)
The value of Mr. Hirata’s SERP acceleration is the difference between the present value of the SERP benefit in the event of a change-in-control ($1,410,412) and the SERP benefit to which he is otherwise entitled upon voluntary termination as of December 31, 2009 ($1,341,126).  In the absence of a change-in-control, Mr. Hirata’s SERP benefit is generally payable when he reaches age 65.

(3)
The value of Mr. Fujimoto’s SERP acceleration is the difference between the present value of the SERP benefit in the event of a change-in-control ($1,316,067) and the SERP benefit to which he is otherwise entitled upon voluntary termination as of December 31, 2009 ($8,069). In the absence of a change-in-control, Mr. Fujimoto’s SERP benefit is generally payable when he reaches age 65.

(4)
The severance benefit for Mr. Isono is calculated as three (3) times base salary plus the average of the bonuses earned for the three (3) preceding years.  Under Mr. Isono’s change-in-control Agreement, this severance benefit and other benefits payable under the agreement would be reduced such that the total payments are deductible under Section 280G of the Internal Revenue Code.  The severance benefit payable to Mr. Isono’s as of December 31, 2009 would not require a reduction to remain deductible under the Code.

As provided for in his change-in-control Agreement, if Mr. Isono’s employment terminates due to death or disability within two (2) years after a change-in-control, he would be entitled to the accelerated vesting of outstanding equity awards, accrued bonus, and payments for accrued but unused vacation.  No cash severance would be payable in this termination scenario.

(5)
The tax gross-up is the amount needed to cover excise taxes imposed by Section 4999 of the Internal Revenue Code if total payments provided in connection with a change-in-control would be non-deductible under Section 280G of the Internal Revenue Code. Gross-up payments are required under the SERP Agreements with Messrs. Hirata and Fujimoto if their SERP acceleration benefit, excluding any other severance payments, would be subject to excise tax imposed under Section 4999 of the Code.

As of December 31, 2009, Mr. Hirata was more substantially vested in his SERP benefit compared to Mr. Fujimoto.  As a result, the incremental value of the accelerated portion of Mr. Fujimoto’s SERP benefit is greater than the accelerated portion of Mr. Hirata’s SERP.  Calculated under Section 280G of the Internal Revenue Code, the value of Mr. Fujimoto’s accelerated SERP benefit would be subject to excise tax for a termination on December 31, 2009.  The gross-up payment is provided to cover the excise tax imposed upon Mr. Fujimoto including all taxes incurred upon the gross-up payment itself.

The Company does not intend to grant tax gross-ups in the normal course of business.

(6)
While subject to the TARP restrictions, we are prohibited from making any change-in-control or termination-related payments, except for payments for services performed or benefits accrued.  See “Impact of the Company’s Participation in the Troubled Asset Relief Program”.  Each of the amounts listed in the table are payable contingent upon termination associated with a change-in-control and therefore would not be payable as of December 31, 2009 under TARP.

Payments Upon Death or Disability

Each officer (or the officer’s estate) will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.  These benefits are generally available to all employees of the Company.  The table below lists other benefits and amounts payable upon death or disability for each officer above what they would otherwise be entitled to receive upon voluntary termination as of December 31, 2009.  The TARP prohibitions on golden parachute payments exclude payments made for a departure on account of an employee’s death or disability.  Therefore, the Company’s participation in the Troubled Asset Relief Program would not affect amounts payable to each NEO upon death or disability.

PAYMENTS UPON DEATH OR DISABILITY

	Mr. Migita	Mr. Hirata	Mr. Fujimoto	Mr. Isono	Ms. Weisman
Accelerated Vesting of Long-term Incentives (1)	na	na	na	na	$2,620
Incremental SERP Payment – Death (2)	na	$0	$1,125,310	na	na
Incremental SERP Payment – Disability (3)	na	$0	$754,778	na	na

(1)
The Company granted Ms. Weisman 2,000 shares of restricted stock on August 15, 2007, which vest on August 15, 2010.  Under the terms of her 2007 Restricted Stock Grant Agreement, if Ms. Weisman dies or becomes disabled during the vesting period, all outstanding restricted shares will immediately vest.  No other NEO held unvested restricted shares as of December 31, 2009.

(2)
Per the terms of their SERP agreements, if Messrs. Hirata or Fujimoto die during their employment, their beneficiaries are entitled to a Pre-retirement Death Benefit equal to the SERP benefit credited with the years of service that they would have otherwise earned if they continued employment through age 65 and received annual compensation increases of 4.5%.  The Pre-retirement Death Benefit will be paid in equal monthly installments over a twenty-year term, starting on the first day of the month after the date of the officer’s death.

Mr. Hirata’s vested SERP benefit is equal to his Death Benefit calculated on December 31, 2009.  Therefore, there is no incremental value associated with the SERP benefit if Mr. Hirata dies during active service of the Company.

The lump sum present value of the SERP death benefits are calculated using the same assumptions used to value SERP benefits with respect to termination for Good Reason or without Cause.  The value shown for Mr. Fujimoto represents an amount above what he would otherwise be entitled to receive upon voluntary termination.

(3)
Per the terms of their SERP agreements, if Messrs. Hirata or Fujimoto terminate employment due to disability, they are entitled to a Disability Benefit, equal to the SERP benefit credited with the years of service that Mr. Hirata or Mr. Fujimoto would have otherwise earned if they continued employment through age 65 without any compensation increases.

Mr. Hirata’s vested SERP benefit is equal to his Disability Benefit calculated on December 31, 2009.  Therefore, there is no incremental value associated with the SERP benefit if his employment terminates due to disability.  The Disability Benefit will start on the first day of the month after the officer reaches age 65.

The lump sum present value of the SERP disability benefits are calculated using the same assumptions used to value SERP benefits with respect to termination for Good Reason or without Cause.  The value shown for Mr. Fujimoto represents an amount above what he would otherwise be entitled to receive upon voluntary termination.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board recommends the election of the four (4) nominees listed below as directors, to serve a one-year term expiring at the 2011 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Christine H. H. Camp
Dennis I. Hirota or John C. Dean (1)
Ronald K. Migita
Maurice H. Yamasato

(1)
Mr. Dean is at this time a contingent nominee.  The Board intends to replace Mr. Hirota with Mr. Dean as a nominee for election at the Meeting if all the Contingency Conditions described in the section "ELECTION OF DIRECTORS" under the subheading "Contingent Nominee" have been met prior to the Meeting, as further described in the section "ELECTION OF DIRECTORS" under the subheading "Contingent Nominee."

For more information regarding the background of each of the nominees for director, see the section titled “ELECTION OF DIRECTORS” and “DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION”.  The persons named as “proxy” in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies.  If at the time of the Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present.  Accordingly, the four (4) directorships to be filled at the meeting will be filled by the four (4) nominees receiving the highest number of “FOR” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL FOUR (4) NOMINEES.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2009, and has audited the Company’s financial statements since the Company’s inception in 1982.  Representatives of KPMG LLP are expected to attend the Meeting.  The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of KPMG LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice.  If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Rendered By And Fees Paid To Independent Registered Public Accounting Firm.  The following sections describe the services rendered by KPMG LLP to the Company, and fees paid by the Company to KPMG LLP for such services, for the fiscal years ended December 31, 2008 and December 31, 2009.  KPMG LLP acted as independent registered public accounting firm for the Company for the fiscal years ended December 31, 2008 and December 31, 2009 and performed the Company’s audit services in fiscal years 2008 and 2009.

Audit Fees.  The audit fees include only fees that are customary under generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and regulatory and statutory engagements related to the aforementioned statements.  Audit fees were $1,197,000 for the fiscal year ended December 31, 2008, and $1,107,000 for the fiscal year ended December 31, 2009.

Audit-Related Fees.  Audit-related fees include fees for assurance and related services that are related to the performance of the audit of the financial statements, but are not reported under audit fees.  These services include audits of the Company’s retirement plans and audits of financial statements and internal controls for the mortgage banking activities of Central Pacific HomeLoans, Inc.  Audit-related fees were $146,800 for the fiscal year ended December 31, 2008, and $104,000 for the fiscal year ended December 31, 2009.

Tax Fees.  Tax fees include only fees the Company incurred for professional services rendered for preparation of the Company’s tax return, tax filings, and tax consulting. Tax fees were $1,700 for the fiscal year ended December 31, 2008, and $3,200 for the fiscal year ended December 31, 2009.

All Other Fees.  All other fees include the fees billed for services rendered by KPMG LLP other than those services covered above.  There were no such fees for the fiscal year ended December 31, 2008.  For the fiscal year ended December 31, 2009, fees were $55,300 for an Enterprise Risk Management assessment.

The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by KPMG LLP.  Each service to be provided by KPMG LLP is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements with KPMG LLP that commenced during 2004 and since then have been pre-approved in accordance with the pre-approval policy.

The Audit Committee considered whether the provision of audit-related services, tax services, and all other services is compatible with maintaining the independence of KPMG LLP.

The Board has submitted its appointment of KPMG LLP for ratification by the Company’s shareholders.  The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As a participant in the Capital Purchase Program, the Company is required pursuant to the Emergency Economic Stabilization Act of 2008 to permit a separate non-binding stockholder vote to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).

This proposal, commonly known as a “Say-On-Pay” proposal permits stockholders to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related materials).”

Because the stockholders' vote is advisory, it will not be binding on the Board.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4:

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO

EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

The Board has adopted resolutions (i) declaring that an amendment to our Restated Articles of Incorporation to effect a reverse stock split, as described below (the “Reverse Stock Split”), was advisable and (ii) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of the Company’s Common Stock for their approval at the Meeting.

The form of a proposed amendment to the Company’s Restated Articles of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Appendix B. If approved by our shareholders, the Reverse Stock Split would permit (but not require) the Board to effect a reverse stock split of Common Stock at any time prior to April 30, 2011 by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion. We believe that enabling the Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, the Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by the Board, between five and twenty shares of existing Common Stock will be combined into one share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board. The amendment to our Restated Articles of Incorporation that will be filed to effect the Reverse Stock Split, if any, will include only the split ratio determined by the Board to be in the best interests of our shareholders (the “Split Ratio”) and all of the other proposed amendments at different ratios will be abandoned. Although the number of issued and outstanding shares of Common Stock will be reduced by the Reverse Stock Split, the number of authorized shares of Company Common Stock will be unaffected by the Reverse Stock Split and accordingly will remain the same.

No fractional shares will be issued as a result of the Reverse Stock Split. For each holder of Common Stock, the number of shares held prior to the Reverse Stock Split will be multiplied by the Split Ratio and, if the resulting number is not a whole number, then such number will be rounded up to the next nearest whole number.

Background and Reasons for the Reverse Stock Split

The Board is submitting the Reverse Stock Split to our shareholders for approval with the principal intent of avoiding the risk of the Common Stock being delisted by the NYSE. In addition, we believe that an increased market price of our Common Stock resulting from a Reverse Stock Split would also make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

The Common Stock is listed on the NYSE. The primary purpose of the Reverse Stock Split is to prevent a per share trading price deficiency that would result in delisting of our Common Stock by the NYSE. To stay listed, the Company must maintain certain listing standards imposed by the NYSE. If the Company fails to maintain compliance with the NYSE continued listing standards, the NYSE may initiate suspension and delisting procedures, which will have a material adverse effect on the liquidity of our Common Stock. The Company is subject to the NYSE’s continued listing requirements, including, among other things, the requirement that the Company maintain an average closing per share price equal to at least $1.00 over each consecutive 30-day trading period. During the last year, the share price of the Company’s Common Stock has declined and occasionally it has closed below $1.00 per share.

Generally, a company’s failure to meet the NYSE price requirement will not automatically subject the listed stock to the NYSE’s delisting procedures. The NYSE Company Manual provides that, after a company is notified by the NYSE that its stock is “below criteria” (i.e., less than $1.00 per share), the company will have six (6) months to cure the price deficiency (subject to a potentially extended period if shareholder approval is required for the proposed cure).

Shareholder approval of an amendment to the Restated Articles of Incorporation of the Company providing for implementation of a Reverse Stock Split as discussed below will provide the Company the means and flexibility to avoid or respond to an NYSE price deficiency notice and prevent delisting. The Board would have the authority to implement a Reverse Stock Split which would result in a decreased number of outstanding shares of Common Stock and a proportionately higher per share price (depending on the reverse stock split ratio determined by the Board).

In addition to avoiding the risk of delisting of our Common Stock by the NYSE, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors. Many investment funds and institutional investors have investment guidelines and internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock may result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split could address these concerns by making our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to avoid the risk of delisting by increasing the per share market price of our Common Stock in order to continue to comply with the NYSE price requirement. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of an amendment to the Company’s Restated Articles of Incorporation (the “Amendment”) with the Department of Commerce and Consumer Affairs of the State of Hawaii (the “DCCA”). The exact timing of the filing of the Amendment that will effect the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If the Amendment effecting the Reverse Stock Split has not been filed with the DCCA by the close of business on April 30, 2011, the Board will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board, between five and twenty shares of existing Common Stock will be combined into one new share of Common Stock. The overall effect will be a reduction of the number of shares of Common Stock issued and outstanding depending upon the reverse stock split ratio determined by the Board.  There will be no change in the 185,000,000 authorized shares of Common Stock or the number of shares which may be available for issue. Any issuance of Common Stock after the Reverse Stock Split will have the effect of diluting the percentage of stock ownership and voting rights of the holders of Common Stock immediately prior to the Effective Time.

The table below illustrates the effect, as of the Record Date, of the Reverse Stock Split at certain hypothetical ratios on the number of issued (or reserved for issuance) shares of Common Stock (without giving effect to the treatment of fractional shares).  The authorized shares of Common Stock would remain unchanged at 185,000,000.

Reverse Stock Split Ratio	Approximate number of issued (or reserved for issuance) shares of Common Stock following the Reverse Stock Split
1-for-5	6,074,084
1-for-10	3,037,042
1-for-15	2,024,695
1-for-20	1,518,521

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that the rounding up of fractional shares as described above will effect a small change in the relative percent ownership of the respective holders of Common Stock. The Reverse Stock Split will not affect any shareholder’s proportionate voting power (except to the extent of fractional shares rounding described above).

The number of shareholders of record will not be affected by the proposed Reverse Stock Split. The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. After the Effective Time, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and dealing with fractional shares. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold registered shares in book-entry form with the transfer agent will be sent a transaction statement by the transfer agent after the Effective Time and do not need to take any action to receive post-split shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his certificate(s) representing shares of Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his Old Certificates. Shareholders will then receive New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effect of the Reverse Stock Split on Options, Warrants, Convertible Securities and Other Equity-Based Securities

Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock issuable upon exercise or vesting of stock option awards will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding. For some of the Company’s equity plans, the Board or Compensation Committee is obligated to make these adjustments after a reverse stock split. For other Company equity plans, the Board or Compensation Committee has the discretion to make such equitable adjustments and intends to make them if the proposed Reverse Stock Split is approved.

Accounting Matters

The proposed amendment to our Restated Articles of Incorporation will not affect the par value of our Common Stock per share, which will remain without par value. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, or a trust over which a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting and dealers in securities or currencies, (ii) persons as to whom our Common Stock or an option to purchase our Common Stock is part of a position in a “straddle” or is part of a “hedging,” “conversion,” “wash sale” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING TAX CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Non-U.S. Holders

The discussion in this section is addressed to a beneficial owner of our Common Stock who is a foreign corporation or a non-resident alien individual (“non-U.S. holders”). Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Tax Consequences to the Company

The Company will not recognize any gain or loss as a result of any reverse stock split.

Vote Required to Approve the Amendment and Recommendation

Under Hawaii law and our Restated Articles of Incorporation, the affirmative vote of holders of a majority of the shares of Common Stock outstanding as of the Record Date is required to approve the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be considered for inclusion in the Company's proxy statement and voted on at the Company’s regularly scheduled 2011 annual meeting of shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than December 13, 2010) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy.

The Company’s Restated Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the proxy statement.  A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary.  In addition to other applicable requirements, for business to be properly brought before the 2011 annual meeting of shareholders, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Company’s Corporate Secretary.  The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year’s annual meeting.  Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting.  If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: April 12, 2010	CENTRAL PACIFIC FINANCIAL CORP.

/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President and Corporate Secretary

APPENDIX A

CENTRAL PACIFIC FINANCIAL CORP.
STANDARDS REGARDING DIRECTOR INDEPENDENCE

A.      In order to qualify as independent, a Director (“Director”) of Central Pacific Financial Corp. (“CPF”) or Central Pacific Bank (“CPB”) must meet all of the following criteria:

1.
The Board of Directors of CPF and CPB must affirmatively determine that the Director has no material relationship with CPF, either directly or as a partner, shareholder or officer of an organization that has a relationship with CPF.

Note: Under the NYSE Corporate Governance Standards, in order for any Director to qualify as “independent” the Board must affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any subsidiary of the Company).  In making its independence determination, the Board should broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a Director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.  Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.  Ownership of a significant amount of stock in the Company is not, by itself, however, a bar to an independence finding.  The identity of the independent Directors and the basis for the Board’s determination that a relationship is not material must be disclosed in the Company’s annual proxy statement.

None of the following relationships shall be considered to be a material relationship that would cause a director not to be independent (provided such relationships do not otherwise conflict with any independence standards set by the New York Stock Exchange, the Securities and Exchange Commission, or by any other applicable law, rule or regulation):

a.
Service by a Director as an executive officer, employee or equity owner of a company that has made payments to or received payments from CPF or CPB or any subsidiary or affiliate of CPF or CPB, so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

b.
Service by a Director solely in the position of director, trustee, advisor or similar position, of a business or entity that engages in a transaction with CPF or CPB or any subsidiary or affiliate of CPF or CPB, provided a majority of the directors of that business or entity do not comprise a majority of the directors of CPF or CPB or any subsidiary or affiliate of CPF or CPB.

c.
Extensions of credit by CPB to a Director, or a company of which a Director is an executive officer, employee or equity owner, or maintenance at CPB by a Director, or a company of which a Director is an executive officer, employee or equity owner, of deposit, checking, trust, investment, or other accounts with CPB, in each case on terms that are substantially similar to those available to similarly situated customers of CPB.

d.	Referrals by a Director of clients, business or personal acquaintances or family members to CPF or CPB or any other subsidiary or affiliate of CPF or CPB.

e.
Service by a Director solely in the position of director, trustee, advisor or similar position of a tax-exempt organization to which CPF or CPB or any subsidiary or affiliate of CPF or CPB makes contributions.

f.	Any other transaction or relationship between a Director and CPF or CPB or any subsidiary or affiliate of CPF or CPB in which the amount involved does not exceed $10,000.

2.	The Director is not employed by CPF nor was employed by CPF within the last 3 years.

3.	None of the Director’s immediate family members is an executive officer of CPF nor was an executive officer of CPF within the last 3 years.

4.
Within the last 3 years, the Director has not received more than $120,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

5.
Within the last 3 years, none of the Director’s immediate family members has received more than $120,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Note: Compensation received by an immediate family member for service as a non-executive employee of CPF need not be considered in determining independence.

6.	The Director is not a current partner of a firm that is CPF’s internal or external auditor.

7.	None of the Director’s immediate family members are a current partner of a firm that is CPF’s internal or external auditor.

8.	The Director is not a current employee of a firm that is CPF’s internal or external auditor.

9.	The Director does not have an immediate family member who is an employee of a firm that is CPF’s internal or external auditor, and who personally works on CPF’s audit.

10.	Within the last 3 years, the Director was not a partner or employee of a firm that is or was CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

11.
Within the last 3 years, no immediate family member of the Director was a partner or employee of a firm that is CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

12.
The Director does not serve, and within the last 3 years has not served, as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

13.
None of the Director’s immediate family members is, nor within the last 3 years has been, employed as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

14.
The Director is not a current employee of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year of such other company. The look-back provision for this test applies solely to the financial relationship between CPF and the director or immediately family member’s current employer; a listed company need not consider former employment of the director or immediate family member.

Note: Contributions to tax exempt organizations shall not be considered “payments”, provided however, that CPF must disclose in its annual proxy statement, any such contributions made by CPF to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding 3 years, contributions in any single fiscal year from CPF to the organization exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

15.
None of the Director’s immediate family members is a current executive officer of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Same “Notes” in number 14 above apply to this number 15.

B.      In order to qualify as independent for purposes of the audit committee, a Director must meet all of the following additional independence criteria:

1.
Other than in his or her capacity as a member of the Board or any Board committee, a Director must not accept or have accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from CPF.

Note:  Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CPF (provided that such compensation is not contingent in any way on continued service).

Note:  The term indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member of by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to CPF or any of its subsidiaries.

2.
A Director must not be affiliated with CPF or any subsidiary of CPF.

Note:  An audit committee member that sits on the board of directors of a listed issuer and an affiliate of the listed issuer is exempt from this requirement if the member, except for being a director on each such board of directors, otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of each such entity.

When used above the following terms shall have the following meanings:

“affiliate of” or “affiliated with”, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.  A person is not deemed to be in control of a specified person if the person is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person, and is not an executive officer of the specified person.  The following are deemed affiliates: an executive officer of an affiliate; a director who is also an employee of an affiliate; a general partner of an affiliate, and a managing member of an affiliate.  The term “affiliate” also includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

“Company” and “CPF” means and includes Central Pacific Financial Corp. and its affiliates and subsidiaries.

“executive officer” means and includes as to Central Pacific Financial Corp., its chief executive officer, president, chief financial officer, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for Central Pacific Financial Corp.  Executive officers of affiliates and subsidiaries of Central Pacific Financial Corp. may be deemed executive officers of Central Pacific Financial Corp. if they perform such policy-making functions for Central Pacific Financial Corp.  Policy-making function is not intended to include policy-making functions that are not significant.

“immediate family member(s)” means and includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home (when applying the look-back provisions, one need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated).

APPENDIX B

FORM OF ATTACHMENT TO ARTICLES OF AMENDMENT
OF
CENTRAL PACIFIC FINANCIAL CORP.

Article IV of the Restated Articles of Incorporation of Central Pacific Financial Corp. (the “Corporation”), as amended, is hereby amended to add to Item 1 of Article IV the following paragraph:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Hawaii Business Corporation Act of these Articles of Amendment, each [            ]* shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. For each holder of Common Stock, the number of shares held before the Reverse Stock Split will be divided by [   ]*  and, if the resulting number is not a whole number, then such number will be rounded up to the next nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding of fractional numbers as described above.”

Number of Votes Cast for the Foregoing Amendment	Number of Votes Cast against the Foregoing Amendment
____________________________	____________________________

*    Whole number between five (5) and twenty (20) as determined by the Board of Directors in its sole discretion.

ANNUAL MEETING OF SHAREHOLDERS

Monday, May 24, 2010
9:00 a.m. Hawaii time

Room 1110
Central Pacific Bank
Central Pacific Plaza
220 South King Street
Honolulu, Hawaii

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 24, 2010.

Central Pacific Financial Corp.'s Proxy Statement and Form 10-K Annual Report for the fiscal year ended December 31, 2009 are available at http://www.centralpacificbank.com/2010proxy.

Annual Meeting Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 24, 2010.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Glenn K. C. Ching, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and at any and all adjournments thereof.

See reverse for voting instructions.

Shareholder Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the manner as if you marked, signed and returned your proxy card.
· INTERNET - www.eproxy.com/cpf Use the Internet to vote your proxy until 4:00 p.m. (CT) on May 21, 2010.
· PHONE - 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 4:00 p.m. (CT) on May 21, 2010.
· MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of four (4) directors:	01 02 02-A	Christine H. H. Camp Dennis I. Hirota or John C. Dean	03 04	Ronald K. Migita Maurice H. Yamasato	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.					☐	For	☐	Against	☐	Abstain
3.	To consider an advisory (non-binding) proposal to approve the compensation of the Company's executive officers.					☐	For	☐	Against	☐	Abstain
4.	To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to April 30, 2011, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion.					☐	For	☐	Against	☐	Abstain
5.	To transact such other business as may properly come before the Meeting and at any and all adjourments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Address Change? Mark Box ☐ Indicate changes below:							Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

Monday, May 24, 2010
9:00 a.m. Hawaii time

Room 1110
Central Pacific Bank
Central Pacific Plaza
220 South King Street
Honolulu, Hawaii

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 24, 2010.

Central Pacific Financial Corp.'s Proxy Statement and Form 10-K Annual Report for the fiscal year ended December 31, 2009 are available at http://www.centralpacificbank.com/2010proxy.

Annual Meeting Proxy Voting Instructions to Trustee

Central Pacific Bank
401(k) Retirement Savings Plan

I hereby direct the Vanguard Fiduciary Trust Company, as Trustee of the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”), to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the “Company”) as indicated on the reverse side of this card, all shares allocated to my account in the Plan. The Trustee will vote these shares as I direct. If no direction is given to the Trustee, the Plan’s Trustee will vote my shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee by 4:00 p.m. Central Time on May 19, 2010 if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the Plan. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

Shareholder Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the manner as if you marked, signed and returned your voting instruction card.
· INTERNET - www.eproxy.com/cpf Use the Internet to vote your proxy until 4:00 p.m. (CT) on May 19, 2010.
· PHONE - 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 4:00 p.m. (CT) on May 19, 2010.
· MAIL - Mark, sign and date your voting instruction card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS VOTING INSTRUCTION CARD.

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of four (4) directors:	01 02 02-A	Christine H. H. Camp Dennis I. Hirota or John C. Dean	03 04	Ronald K. Migita Maurice H. Yamasato	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.					☐	For	☐	Against	☐	Abstain
3.	To consider an advisory (non-binding) proposal to approve the compensation of the Company's executive officers.					☐	For	☐	Against	☐	Abstain
4.	To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to April 30, 2011, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion.					☐	For	☐	Against	☐	Abstain
5.	To transact such other business as may properly come before the Meeting and at any and all adjourments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Address Change? Mark Box ☐ Indicate changes below:							Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.